Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-298611

Prospectus Supplement to Prospectus Dated October 1, 2026

The Bank of Nova Scotia

US$75,000,000,000

Senior Medium-Term Notes, Series I

Terms of Sale

The Bank of Nova Scotia (the “Bank”) may from time to time offer and sell notes, which we refer to as the “notes” in this prospectus supplement, with various terms, which may include the following:

•	stated maturity of nine months or longer
•	fixed or floating interest rate or a combination thereof, zero-coupon or issued with original issue discount; unless otherwise set forth in the relevant pricing supplement, a floating interest rate may be based on:
•	commercial paper rate
•	U.S. prime rate
•	SOFR
•	EURIBOR
•	treasury rate
•	CMT rate
•	CMS rate
•	federal funds rate
•	ranked as senior indebtedness of the Bank
•	book-entry form only through The Depository Trust Company, Euroclear, Clearstream or any other clearing system or financial institution named in the relevant pricing supplement
•	redemption at the option of the Bank or the option of the holder
•	interest on notes paid monthly, quarterly, semi-annually or annually
•	unless otherwise set forth in the relevant pricing supplement, minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof (except that non-U.S. investors may be subject to higher minimums)
•	denominated in U.S. dollars, a currency other than U.S. dollars or in a composite currency
•	settlement in immediately available funds

The final terms of each note will be included in a pricing supplement together with, in some cases, a relevant product prospectus supplement. We refer to pricing supplements and relevant product prospectus supplements, if any, as “pricing supplements.” We intend to sell the notes through one or more agents in the form of fixed rate notes, floating rate notes, fixed-to-floating rate notes or notes that have characteristics of any of the foregoing. We have agreed to pay each agent a commission in an amount as may be agreed between the Bank and such agent with respect to any sale by the Bank as a result of a solicitation made by such agent. See “Supplemental Plan of Distribution (Conflicts of Interest)” for additional information about the agents’ commissions. The aggregate initial offering price of the notes is subject to reduction as a result of the sale by the Bank of other debt securities pursuant to another prospectus supplement to the accompanying prospectus.

Investing in the notes described herein involves a number of risks. You should carefully consider the risk factors described in this prospectus supplement, the accompanying prospectus and in any applicable pricing supplement together with the risk factors described in our filings with the SEC that are specifically incorporated by reference herein and therein. See “Risk Factors” beginning on page S-2 of this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or any other deposit insurance regime, or by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality in Canada, the United States or elsewhere.

Notes that are bail-inable notes (as defined in the accompanying prospectus) are subject to conversion in whole or in part – by means of a transaction or series of transactions and in one or more steps – into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable notes.

The Bank may sell the notes directly or through one or more agents or dealers, including the agent referred to under “Supplemental Plan of Distribution (Conflicts of Interest).” The agents are not required to sell any particular amount of the notes.

The Bank may use this prospectus supplement in the initial sale of any notes. In addition, the Bank, Scotia Capital (USA) Inc., Scotia Capital Inc. or certain other affiliates of the Bank (the “Market-Makers”) may use this prospectus supplement and accompanying prospectus in market-making or other transactions in any note after its initial sale. A Market-Maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity. Unless the Bank or its agent informs the purchaser otherwise in the confirmation of sale or pricing supplement, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

The date of this prospectus supplement is October 1, 2026.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
RISK FACTORS	S-2
USE OF PROCEEDS	S-10
DESCRIPTION OF THE NOTES WE MAY OFFER	S-11
CERTAIN INCOME TAX CONSEQUENCES	S-40
SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	S-41
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	S-44

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus and, if applicable, a product prospectus supplement, provide you with a general description of the notes we may offer hereunder. Each time we issue and sell notes we will provide a pricing supplement containing specific information about the terms of the notes being offered. Each pricing supplement or product prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those notes. The pricing supplement may also add, update or change the information in this prospectus supplement and any relevant product prospectus supplement. If there is any inconsistency between the information in this prospectus supplement or any relevant product prospectus supplement and any pricing supplement, you should rely on the information in that pricing supplement. In this prospectus supplement when we refer to this prospectus supplement we are also referring to any relevant product prospectus supplement unless the context otherwise requires.

RISK FACTORS

An investment in the notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus. You should carefully consider whether the notes are suited to your particular circumstances. This prospectus supplement should be read together with the accompanying prospectus, any relevant product prospectus supplement and the relevant pricing supplement. The information in the accompanying prospectus is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this prospectus supplement, any relevant product prospectus supplement and the relevant pricing supplement. This section describes the most significant risks relating to the terms of the notes. We urge you to read the following information about these risks, together with the other information in this prospectus supplement, the accompanying prospectus, any relevant product prospectus supplement and the relevant pricing supplement, and the documents incorporated by reference herein and therein, before investing in the notes.

General Risks Relating to the Notes

The value of the notes will be affected by the general creditworthiness of the Bank.

Any payment to be made on the notes depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of any of the notes issued under our medium term note program and, in the event the Bank was to default on its obligations, holders of such notes may not receive the amounts owed to them under the terms of the notes. Prospective investors should consider the categories of risks identified in the Management’s Discussion and Analysis attached as an exhibit to the Bank’s most recent Annual Report filed on Form 40-F, as updated by quarterly reports, which is incorporated by reference herein, including credit risk, market risk, liquidity risk, operational risk, cyber security and information technology risk, compliance risk, money laundering, terrorist financing and sanctions risk, environmental, social and governance risk, data management risk, model risk, reputational risk and strategic risk.

The notes are unsecured and unsubordinated obligations of the Bank and, subject to regulatory requirements, there is no limit on the Bank’s ability to incur additional senior debt.

The notes issuable under our medium term note program will be unsecured and unsubordinated obligations of the Bank and will rank on a parity with all of the Bank’s other senior unsecured debt including deposit liabilities, other than certain governmental claims in accordance with applicable law. Except to the extent regulatory requirements affect the Bank’s decisions to issue more senior debt, there is no limit on the Bank’s ability to incur additional senior debt.

The value of the notes may be affected by changes in credit ratings.

The credit ratings of our medium-term note program or the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. Real or anticipated changes in credit ratings on the Bank’s deposit liabilities may affect the market value of the notes. In addition, real or anticipated changes in credit ratings can affect the cost at which the Bank can transact or obtain funding, and thereby affect the Bank’s liquidity, business, financial condition or results of operations and, therefore, the Bank’s ability to make payments on the notes could be adversely affected. Investors should be aware that any rating of us reflects the independent opinion of the relevant rating agency and is not a guarantee of our credit quality. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

The value of the notes may be affected by market value and interest rate fluctuations.

The value of the notes may be affected by market value fluctuations resulting from factors which influence the Bank’s operations, including legal and regulatory developments, competition and global market activity.

Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the notes. Prevailing interest rates will affect the market value of the notes. Assuming all other factors remain unchanged, the market value of the notes will decline as prevailing interest rates for similar debt instruments rise.

There may be no established trading market for the notes.

Unless otherwise specified in the relevant pricing supplement or any relevant product prospectus supplement, the notes will be new issues of securities and there may be no market through which the notes may be sold and purchasers may therefore be unable to resell such notes. In addition, unless specified in the relevant pricing supplement or any relevant product prospectus supplement, the Bank does not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system. These factors may affect the pricing of the notes in any secondary market, the transparency and availability of trading prices and the liquidity of the notes.

There can be no assurance that an active trading market will develop for any notes issued under our medium term note program, or if developed, that such a market will be sustained at the offering price of the notes. Even if one or more agents intends to make a market in the notes, they will not be obligated to do so and may stop their market-making at any time. In addition, any market-making activities will be subject to limits of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance, prospects and other factors. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

The Bank has no limitation on issuing additional indebtedness, which increases the risk that the Bank may be unable to service its debt.

The senior debt securities indenture governing the notes does not contain any financial covenants and contains only limited restrictive covenants. In addition, the senior debt securities indenture will not limit the Bank’s or its subsidiaries’ ability to incur additional indebtedness, issue or repurchase securities, pay dividends or engage in transactions with affiliates. The Bank’s ability to incur additional indebtedness and use its funds for any purpose in the Bank’s discretion may increase the risk that the Bank may be unable to service its debt, including paying its obligations under the notes.

The notes will be primarily governed by New York law, and certain provisions will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

The notes will be, and the related senior debt securities indenture is, governed by, and construed in accordance with, the laws of the State of New York (other than the provisions relating to bail-in conversion and certain limited provisions that will be governed by the laws of the Province of Ontario and applicable federal laws of Canada; see “Description of the Debt Securities We May Offer—Special Provisions Related to Bail-inable Debt Securities” in the accompanying prospectus). Generally, in an action commenced in a Canadian court for the enforcement of the senior debt securities indenture or the notes, a plaintiff will be required to prove those non-Canadian laws as a matter of fact by the evidence of persons who are experts in those laws.

Fiduciaries of certain plans should consult with counsel.

This paragraph is relevant only if you are a fiduciary of a plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as

amended (the “Code”) (each such plan, a “Plan”), or a governmental, church or non-U.S. plan subject to similar laws. Fiduciaries of a Plan or a governmental, church or non-U.S. plan subject to similar laws should consult with their counsel regarding their proposed investment in the notes and the deemed representations they are required to make. See “Certain Considerations for ERISA and Other Employee Benefit Plans” in the accompanying prospectus.

Any notes denominated in U.S. dollars may be subject to exchange rate risks and may have tax consequences for non-U.S. investors.

If you purchase notes denominated in U.S. dollars, with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment. This prospectus supplement does not address the tax consequences to non-U.S. investors of purchasing U.S. dollar-denominated notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving the payments that might be due under the notes.

The notes are not covered by deposit insurance.

The notes will not constitute savings accounts, deposits or other obligations that are insured by the United States Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or under the CDIC Act, the Bank Act (Canada) or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution. Therefore, you will not be entitled to insurance from the United States Federal Deposit Insurance Corporation or the Canada Deposit Insurance Corporation or other such protection, and as a result, you could lose all or a portion of your investment.

The notes may be subject to optional early redemption at any time, under certain circumstances and subject to certain conditions.

Unless specified otherwise in the relevant pricing supplement or product prospectus supplement with respect to fixed rate notes or fixed-to-floating rate notes, and if specified in the relevant pricing supplement or product prospectus supplement with respect to floating rate notes, the Bank may, at its option, with the prior written approval of the Superintendent where applicable, redeem the notes in the circumstances and under the conditions described in “Description of the Notes We May Offer—Redemption at the Option of the Bank; No Sinking Fund” or in the relevant pricing supplement or product prospectus supplement.

An optional redemption feature is likely to limit the market value of the notes. During any period when the Bank may elect to redeem the notes, the market value of the notes generally will not rise substantially above the price at which they can be redeemed. This may also be true prior to any redemption period. In addition, in certain circumstances, investors may not receive a make-whole amount or any other compensation in the event of a redemption.

It is not possible to predict whether the circumstances in which the Bank is able to elect to redeem the notes will occur, and if so, whether or not the Bank will elect to exercise such option to redeem the notes. If the Bank redeems the notes in any of the relevant circumstances, there is a risk that the notes may be redeemed at times when the redemption proceeds are less than the current market value of the notes or when prevailing interest rates may be relatively low, in which latter case investors may only be able to reinvest the redemption proceeds in securities with a lower yield. Potential investors should consider reinvestment risk in light of other investments available at that time.

Risks Relating to Floating Rate Notes and to Fixed-to-Floating Rate Notes during the Subsequent Interest Rate Period

Floating rates of interest are uncertain and could be 0.0%.

If your notes are floating rate or fixed-to-floating rate notes or are otherwise directly linked to a floating rate for some portion of the notes’ term, no interest will accrue on the notes with respect to any interest period for which the applicable floating rate specified in the relevant pricing supplement is zero on the related interest rate reset date. Floating interest rates, by their very nature, fluctuate, and may be as low as 0.0%. Also, in certain economic environments, floating rates of interest may be less than fixed rates of interest for instruments with a similar credit quality and term. As a result, the return you receive on your notes may be less than a fixed rate security issued for a similar term by a comparable issuer. The historical performance of an interest rate basis, which may be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the interest rate basis during the term of the notes. Changes in the level of the interest rate basis will affect the trading price of the notes, but it is impossible to predict whether the level of the interest rate basis will rise or fall. In addition, the publisher of one or more of the interest rates basis for your notes may change the manner in which an interest rate basis is calculated. Any such changes could occur after the issue date of your notes, and may decrease the amounts of the payments that you receive on the notes. Unless otherwise set forth in the applicable pricing supplement, we will not have any obligation to compensate you for any reductions of this kind.

You must rely on your own evaluation of the merits of an investment linked to the applicable interest rate basis.

In the ordinary course of their business, we or our affiliates may have expressed views on expected movements in any interest rate basis, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any interest rate basis may at any time have significantly different views from those of us and our affiliates. For these reasons, you are encouraged to derive information concerning any applicable interest rate basis from multiple sources, and you should not rely on views expressed by us or our affiliates.

Notes that bear interest at rates based on EURIBOR may be adversely affected by changes in EURIBOR reporting practices or the method in which EURIBOR is determined or circumstances where EURIBOR is no longer determined or published.

The European Money Markets Institute (formerly Euribor-EBF) has continued in its role as administrator of EURIBOR but has also undertaken a number of reforms in relation to its governance and technical framework since January 2013 pursuant to recommendations by the European Securities and Markets Authority and the European Banking Authority.

It is not possible to predict any changes in the methods pursuant to which the EURIBOR rates are determined, or any other reforms to EURIBOR or any other relevant benchmarks that will be enacted in the European Union (the “EU”) and elsewhere, each of which may adversely affect the trading market for securities based on EURIBOR or any other relevant benchmark, including any notes that bear interest at rates based on EURIBOR and may cause such benchmarks to perform differently than in the past, or cease to exist. In addition, any legal or regulatory changes made by the European Money Markets Institute, the European Commission or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the EURIBOR or any other relevant benchmarks are determined may result in, among other things, a sudden or prolonged increase or decrease in the reported benchmark, a delay in the publication of any such benchmark rates, trigger changes in the rules or methodologies in certain benchmarks discouraging market participants from continuing to administer or to participate in certain benchmarks, and, in certain situations, could result in a benchmark rate no longer being determined and published. Accordingly, in respect of a note referencing EURIBOR or any other relevant benchmark, such proposals for reform and changes in applicable regulation could have a material adverse effect on the trading market for, the value of and return on such a note (including potential rates of interest thereon). In addition, if EURIBOR is discontinued or becomes non-representative prior to the maturity of certain EURIBOR notes, then the rate of interest on such notes will be determined by the fallback provisions provided for under “Description of the Notes We May Offer—Interest Rates —Floating Rate Notes—EURIBOR Notes” herein. Such provisions may not operate as intended depending on market circumstances and the availability of rates information at the relevant time. This may result, to the extent that other fallback provisions provided for in this prospectus supplement are not applicable, in the effective application of a fixed rate based on the EURIBOR rate that applied in the last period for which the EURIBOR rate was available.

Risks Relating to SOFR

The composition and characteristics of SOFR are not the same as the LIBOR.

SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the Federal Reserve Bank of New York since April 2018. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR (whether based on actual or indicative historical data). The future performance of SOFR cannot be predicted based on its past performance, and the level of SOFR during the term of the notes may bear little or no relation to the historical performance of SOFR.

The composition and characteristics of SOFR are not the same as those of LIBOR, and SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while LIBOR is a forward-looking rate that represents interbank funding over different maturities (e.g., three months). As a result, there can be no assurance that SOFR (including Compounded SOFR, as defined below under “Description of the Notes We May Offer—Interest Rates—Floating Rate Notes—SOFR Index Notes”) will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of SOFR-linked notes may fluctuate more than floating rate securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in a note linked to the Compounded SOFR or SOFR Index (as defined herein), and could adversely affect the price at which investors can sell SOFR-linked notes.

Any failure of SOFR to gain market acceptance could adversely affect notes linked to SOFR.

According to the Alternative Reference Rates Committee (“ARRC”), SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to USD LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which USD LIBOR historically had been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of a note linked to SOFR and the price at which investors can sell such notes in the secondary market.

In addition, if SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to your SOFR-linked notes, the trading price of the notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating-rate notes linked to SOFR may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-based notes as a result. Investors in a note linked to SOFR may not be able to sell such notes at all or may not be able to sell such notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR may be modified or discontinued and notes linked to SOFR may bear interest by reference to a rate other than SOFR, which could adversely affect the value of such notes.

The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time. There can be no guarantee, particularly given its relatively recent introduction, that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in notes linked to SOFR. If the manner in which SOFR is calculated is changed or, if applicable, if the manner in which the Compounded SOFR or SOFR Index is calculated is changed, that change may result in a reduction in the amount of interest payable on notes linked to SOFR and the trading prices of such notes. In addition, the Federal Reserve Bank of New York may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of the published SOFR Index or SOFR data in its sole discretion and without notice and has no obligation to consider the interests of holders of SOFR-linked notes in calculating, withdrawing, modifying, amending, suspending or discontinuing the SOFR Index. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.

If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date, each as defined in “Description of the Notes We May Offer—Interest Rates—Floating Rate Notes—SOFR Index Notes”, have occurred in respect of SOFR, then the interest rate on notes linked to SOFR will no longer be determined by reference to SOFR, but instead will be determined by reference to a different rate, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under the caption “Description of the Notes We May Offer—Interest Rates—Floating Rate Notes—SOFR Index Notes.”

If a particular Benchmark Replacement, as defined in “Description of the Notes We May Offer—Interest Rates—Floating Rate Notes—SOFR Index Notes”, or Benchmark Replacement Adjustment, as defined in “Description of the Notes We May Offer—Interest Rates—Floating Rate Notes—SOFR Index Notes”, cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein) (such as the ARRC), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, the calculation agent. In addition, the terms of the notes may expressly authorize the calculation agent to make Benchmark Replacement Conforming Changes, as defined in “Description of the Notes We May Offer—Interest Rates—Floating Rate Notes—SOFR Index Notes”, with respect to, among other things, interest periods, the timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the notes linked to SOFR by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of such notes in connection with a Benchmark Transition Event, which may potentially be subjective, could adversely affect the value of such notes, the return on such notes and the price at which you can sell such notes.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of SOFR, the Benchmark Replacement may not be the economic equivalent of SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of notes linked to SOFR, the return on such notes and the price at which you can sell such notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect notes linked to SOFR, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

The interest rate on SOFR-linked notes is based on a Compounded SOFR rate and the SOFR Index.

For each interest period, the interest rate on floating-rate notes linked to SOFR may be based on Compounded SOFR, which is calculated using the SOFR Index (as defined herein) published by the Federal Reserve Bank of New York according to the specific formula described under “Description of the Notes We May Offer—Interest Rates—Floating Rate Notes—SOFR Index Notes”, rather than the SOFR rate published on or in respect of a particular date during such interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on a note linked to the Compounded SOFR or SOFR Index during any interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the interest rate is based on Compounded SOFR and the SOFR rate in respect of a particular date during an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on notes linked to the Compounded SOFR on the interest payment date for such interest period.

The use of the SOFR Index or the specific formula for the Compounded SOFR used in a note linked to the Compounded SOFR may not be maintained by other market participants. If the market adopts a different calculation method, then the market value of notes linked to the Compounded SOFR could be adversely affected.

Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

If the interest rate on your notes is based on Compounded SOFR, the level of Compounded SOFR applicable to a particular interest period, as defined below under “Description of the Notes We May Offer—Interest,” and, therefore, the amount of interest payable with respect to such interest period will be determined as soon as reasonably practicable on or after the last day of the applicable Observation Period (as defined below), and in any event on or prior to the U.S. Government Securities Business Day immediately preceding the relevant interest payment date for such interest period. Because each such date is near the end of such interest period, you will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such interest payment date. In addition, some investors may be unwilling or unable to trade notes linked to the Compounded SOFR or SOFR Index without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of notes linked to the Compounded SOFR or SOFR Index.

Compounded SOFR for an interest period during a floating period may not reflect any subsequently published corrections to SOFR.

The Federal Reserve Bank of New York publishes SOFR each U.S. Government Securities Business Day at approximately 8:00 a.m. (New York time) for trades made on the immediately preceding U.S. Government Securities Business Day. After publication, if (i) the Federal Reserve Bank of New York discovers errors in the transaction data or calculation process or additional transaction data becomes available and (ii) such errors or additional data would change the published SOFR by at least one basis point (0.01%), subject to change based on periodic review by the Federal Reserve Bank of New York, then the Federal Reserve Bank of New York will republish SOFR at approximately 2:30 p.m. (New York time) on that same day. The Federal Reserve Bank of New York will not revise published SOFR on any U.S. Government Securities Business Day after the original date of publication and, even if the Federal Reserve Bank of New York’s policy changes to permit revisions to SOFR after the initial publication date, such changes would not be reflected in the Calculation Agent’s determination of Compounded SOFR on a U.S. Government Securities Business Day under the notes because such determination is made as of 3:00 p.m. (New York time) on each U.S. Government Securities Business Day without regard to any subsequently published revisions.

The calculation agent will make determinations with respect to SOFR-linked notes.

The calculation agent will make certain determinations with respect to SOFR-linked notes as further described below under “Description of the Notes We May Offer—Interest Rates—Floating Rate Notes—SOFR Index Notes.” In addition, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the calculation agent will make certain determinations with respect to SOFR-linked notes in the calculation agent’s sole discretion as further described below under “Description of the Notes We May Offer—Interest Rates—Floating Rate Notes—SOFR Index Notes.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by the calculation agent will be made by us. Any of these determinations may adversely affect the value of SOFR-linked notes, the return on SOFR-linked notes and the price at which you can sell such SOFR-linked notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of SOFR-linked notes, the return on SOFR-linked notes and the price at which you can sell such SOFR-linked notes.

Changes in Canadian Law may materially adversely impact the value of any notes affected by such changes.

No assurance can be given as to the impact of any possible judicial decision or change to the laws of the Province of Ontario and the federal laws of Canada applicable therein or administrative practice after the date of this prospectus supplement and before the date on which the notes are issued. Any such change could materially adversely impact the value of any notes affected by it. Such changes in law may include, but are not limited to, changes to the “bail-in” regime, described in the accompanying prospectus, which may affect the rights of holders of securities issued by the Bank, including the notes.

USE OF PROCEEDS

Except as otherwise set forth in a pricing supplement, the net proceeds from the sale of any notes will be added to our general funds and will be used for general business purposes.

DESCRIPTION OF THE NOTES WE MAY OFFER

You should carefully read the description of the terms and provisions of our debt securities and our senior debt securities indenture under “Description of the Debt Securities We May Offer” in the accompanying prospectus. That section, together with this prospectus supplement, the relevant pricing supplement and any relevant product prospectus supplement, summarizes all the material terms of our senior debt securities indenture, our subordinated debt securities indenture, the NVCC subordinated debt securities indenture and your note, as applicable. They do not, however, describe every aspect of our senior debt securities indenture, our subordinated debt securities indenture, the NVCC subordinated debt securities indenture and your note, as applicable. For example, in this section entitled “Description of the Debt Securities We May Offer”, the accompanying prospectus, the relevant pricing supplement and any relevant product prospectus supplement, we use terms that have been given special meanings in our senior debt securities indenture, our subordinated debt securities indenture and our NVCC subordinated debt securities indenture, as applicable, but we describe the meanings of only the more important of those terms. The specific terms of any series of notes will be described in the relevant pricing supplement. As you read this section, please remember that the specific terms of your note as described in the relevant pricing supplement and any relevant product prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If a relevant pricing supplement is inconsistent with this prospectus supplement or the product prospectus supplement or the accompanying prospectus, the relevant pricing supplement will control with regard to your note. Thus, the statements we make in this section may not apply to your note.

General

The notes will be issued under our senior debt securities indenture, dated as of January 22, 2010, among the Bank, Computershare Trust Company of Canada, as Canadian trustee and Computershare Trust Company, N.A., as U.S. trustee, as supplemented by a first supplemental indenture, dated as of November 30, 2018 and a second supplemental indenture, dated as of December 27, 2021, and as further amended from time to time, which we may refer to as the “indenture”. The notes constitute a single series of debt securities of the Bank issued under the indenture. The term “debt securities”, as used in this prospectus supplement, refers to all debt securities, including the notes, issued and issuable from time to time under the indenture. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The indenture is more fully described below in this section. Whenever we refer to specific provisions or defined terms in the indenture, those provisions or defined terms are incorporated in this prospectus supplement by reference. Section references used in this discussion are references to the indenture. Capitalized terms which are not otherwise defined shall have the meanings given to them in the indenture.

The notes will be limited to an aggregate initial offering price of US$75,000,000,000 or at our option if so specified in the relevant pricing supplement or any relevant product prospectus supplement, the equivalent of this amount in any other currency or currency unit, and will be our direct, unsecured obligations. This aggregate initial offering price is subject to reduction as a result of the sale by us of other debt securities pursuant to another prospectus supplement to the accompanying prospectus. The notes will not constitute deposits insured under the CDIC Act or any other deposit insurance regime, or by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality in Canada, the United States or elsewhere.

We will offer the notes on a continuous basis through one or more agents listed in the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this prospectus supplement. The indenture does not limit the aggregate principal amount of senior notes that we may issue. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other debt securities under the indenture in addition to the US$75,000,000,000 aggregate initial offering price of notes noted on the cover of this prospectus supplement. Each note issued under this prospectus supplement will have a stated maturity that will be specified in the relevant pricing supplement and may be subject to redemption or repayment before its stated maturity. As a general matter, each note will mature nine months or more from its date of issue. Notes may be issued at significant discounts from their principal amount due on the stated maturity (or on any prior date on which the principal or an instalment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at our option, repayment at the option of the holder or otherwise), and some notes may not bear interest. We may from time to time, without the consent of the existing holders of the relevant notes, create and issue further notes having the same terms and conditions as such notes in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon; provided that if any such additional notes are not fungible with the notes then issued and outstanding for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers from the issued and outstanding notes.

Currency amounts in this prospectus supplement are expressed in U.S. dollars. Unless we specify otherwise in any note and the relevant pricing supplement or product prospectus supplement, the notes will be denominated in U.S. dollars and payments of principal, premium, if any, and any interest on the notes will be made in U.S. dollars. If any note is to be denominated other than exclusively in U.S. dollars, or if the principal of, premium, if any, or any interest on the note is to be paid in one or more currencies (or currency units or in amounts determined by reference to an index or indices) other than that in which that note is denominated, additional information (including authorized denominations and related exchange rate information) will be provided in any note and the relevant pricing supplement or product prospectus supplement.

Computershare Trust Company, N.A. is currently serving as our exchange rate agent with respect to any notes that we may issue in a specified currency other than U.S. dollars; however, we may change the exchange rate agent at any time without notice, and Computershare Trust Company, N.A. may resign as exchange rate agent at any time upon sixty (60) days’ written notice to us. All determinations made by the exchange rate agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Bank and the holders of applicable notes. So long as any notes are outstanding where payments of principal of (and premium, if any) and interest are in a specified currency other than exclusively U.S. dollars, there will at all times be an exchange rate agent. In the event of the resignation or removal of the exchange rate agent, the Bank shall use its commercially reasonable efforts to appoint a successor exchange rate agent that is not an affiliate (as such term is defined in the indenture) of the Bank; provided, however, that if the Bank is unable to appoint a successor exchange rate agent that is not an affiliate of the Bank within 60 days of the resignation or removal of the exchange rate agent, the Bank may appoint itself or an affiliate as successor exchange rate agent.

Unless we specify otherwise in any note and the relevant pricing supplement or product prospectus supplement, notes denominated in U.S. dollars will be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof (except that non-U.S. investors may be subject to higher minimums).

Interest rates or other amounts payable on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

Each note will be issued as a book-entry note in fully registered form without coupons. Each note issued in book-entry form may be represented by a global note that we deposit with and register in the name of a financial institution or its nominee, that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the relevant pricing supplement or product prospectus supplement, The Depository Trust Company, New York, New York, will be the depositary for all notes in global form. Except as discussed in the accompanying prospectus under “Legal Ownership and Book-Entry Issuance”, owners of beneficial interests in book-entry notes will not be entitled to physical delivery of notes in certificated form. We will make payments of principal of, and premium, if any and interest, if any, on the notes through the applicable trustee to the depositary for the notes.

Types of Notes

We may issue the following types of notes, or notes that have characteristics of any of the following:

Fixed Rate Notes. A note of this type will bear interest at a fixed rate described in the relevant pricing supplement. This type includes zero-coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

Floating Rate Notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below under “—Interest Rates—Floating Rate Notes.” If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in the relevant pricing supplement.

Fixed-to-Floating Rate Notes. A note of this type will bear interest during an initial interest rate period at a fixed rate, and during the subsequent interest rate period, at a rate determined by reference to an interest rate formula, in each case as described in the relevant pricing supplement. In some cases, the floating rates during the subsequent interest rate period may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features that may apply during the subsequent interest rate period are the same as may apply to floating rate notes, and are described below under “—Interest Rates—Floating Rate Notes.” If your note is a fixed-to-floating rate note, the formula and any adjustments that apply to the interest rate during the subsequent interest rate period will be specified in the relevant pricing supplement.

Original Issue Discount Notes

A fixed rate note, a floating rate note or a zero-coupon note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Taxation—Original Issue Discount” in the accompanying prospectus for a brief description of the U.S. federal income tax consequences of owning an original issue discount note.

Information in the Pricing Supplement

The relevant pricing supplement will describe one or more of the following terms of your note:

•	the stated maturity;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

•	whether or not your note is a bail-inable note;

•	whether your note is a fixed rate note, a floating rate note, a fixed-to-floating rate note or a note with characteristics of any of the foregoing;

•	if your note is a fixed rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates;

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if your note is a floating rate note, the interest rate basis, which may be one of the eight interest rate bases described under “—Interest Rates—Floating Rate Notes” below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; and the interest reset, determination, calculation and payment dates, all of which we describe under “—Interest Rates—Floating Rate Notes” below;

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if your note is a fixed-to-floating rate note, the yearly rate at which your note will bear interest, if any, and the interest payment dates during the initial interest rate period, as well as, with respect to the subsequent interest rate period, the interest rate basis, which may be one of the eight interest rate bases described under “—Interest Rates—Floating Rate Notes” below, any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate, and the interest reset, determination, calculation and payment dates, all of which we describe under “—Interest Rates—Floating Rate Notes” below;

•	if your note is an original issue discount note, the yield to maturity;

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if applicable, the circumstances under which your note may be redeemed at our option before the stated maturity, including any redemption commencement date, redemption price(s) and redemption period(s);

•	if applicable, the circumstances under which you may demand repayment of your note before the stated maturity, including any repayment commencement date, repayment price(s) and repayment period(s);

•	any special Canadian or United States federal income tax consequences of the purchase, ownership or disposition of a particular issuance of notes;

•	the use of proceeds, if materially different than those discussed in this prospectus supplement; and

•	any other terms of your note, which could be different from those described in this prospectus supplement.

Market-Making Transactions

If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which an agent or other person resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note.

If you purchase notes issued before September 23, 2018 in a market-making transaction, those notes will not be bail-inable notes, even though the relevant pricing supplement may not specify that your note is not a bail-inable note.

Redemption at the Option of the Bank; No Sinking Fund

If an initial redemption date is specified in the relevant pricing supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after that initial redemption date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the relevant pricing supplement (provided that any remaining principal amount thereof shall be at least $2,000 or other minimum authorized denomination applicable thereto), at the redemption price or prices specified in that pricing supplement, together with unpaid interest accrued thereon to the date of redemption. Unless otherwise specified in the relevant pricing supplement, we must give written notice to registered holders of the particular notes to be redeemed at our option at least 10 and not more than 60 calendar days prior to the date of redemption.

The notes will not be subject to, or entitled to the benefit of, any sinking fund.

Fixed Rate Notes and Fixed-to-Floating Rate Notes

Unless otherwise specified in the relevant pricing supplement or product prospectus supplement, the Bank (or its successor) may redeem fixed rate notes at any time prior to the applicable maturity date, and may redeem the fixed-to-floating rate notes at any time prior to the date that is one year prior to the applicable maturity date, in whole or in part, at its option, at any time and from time to time on at least 5 days’, but not more than 30 days’, prior notice provided (or otherwise transmitted in accordance with procedures of the Depository Trust Company (“DTC”)) to each holder of such notes to be redeemed. The redemption price will be calculated by the Bank and will be equal to the greater of:

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(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus the number of basis points specified in the relevant pricing supplement or product prospectus supplement less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the fixed rate or fixed-to-floating rate notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Bank in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Bank after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Bank shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the fixed rate or fixed-to-floating rate notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the maturity date of the fixed rate or fixed-to-floating rate notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Bank shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date of the fixed rate or fixed-to-floating rate notes, as applicable. If there is no United States Treasury security maturing on the maturity date of the fixed rate or fixed-to-floating rate notes but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date of such notes, one with a maturity date preceding the maturity date of such notes and one with a maturity date following the maturity date of such notes, the Bank shall select the United States Treasury security with a maturity date preceding the maturity date of such notes. If there are two or more United States Treasury securities maturing on the maturity date of the fixed rate or fixed-to-floating rate notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Bank shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Bank’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

In the case of a partial redemption, selection of the fixed rate or fixed-to-floating rate notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No fixed rate or fixed-to-floating rate notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the fixed rate or fixed-to-floating rate notes are held by DTC (or another depositary), the redemption of such notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Bank defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the fixed rate or fixed-to-floating rate notes or portions thereof called for redemption.

Floating Rate Notes

If specified in the relevant pricing supplement or product prospectus supplement, the Bank may redeem the floating rate notes on the date specified in the relevant pricing supplement, at its option, in whole or in part, on at least 10 days’, but not more than 60 days’, prior notice provided (or otherwise transmitted in accordance with procedures of DTC) to each holder of the notes to be redeemed, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the applicable redemption date.

On and after the redemption date, interest will cease to accrue on the floating rate notes or any portion of the floating rate notes called for redemption, unless the Bank defaults in the payment of the redemption price and accrued interest.

On or before the redemption date, the Bank will deposit with the Bank’s paying agent or the trustee money sufficient to pay the Bank’s redemption price of and accrued interest on the floating rate notes to be redeemed on that date.

Any redemption or notice may, at the Bank’s discretion, be subject to one or more conditions precedent and, at the Bank’s discretion, the redemption date may be delayed until such time as any or all such conditions precedent included at the Bank’s discretion shall be satisfied (or waived by the Bank) or the redemption date may not occur and such notice may be rescinded if all such conditions precedent included at the Bank’s discretion shall not have been satisfied (or waived by the Bank).

In the case of a partial redemption, selection of the floating rate notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No floating rate notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the floating rate notes are held by DTC (or another depositary), the redemption of the floating rate notes shall be done in accordance with the policies and procedures of the depositary.

Tax Redemption

Unless otherwise specified in the relevant pricing supplement or product prospectus supplement, the Bank (or its successor) may redeem the notes, in whole but not in part, at a redemption price equal to the principal amount of such notes together with accrued and unpaid interest on such notes to the date fixed for redemption, upon the giving of a notice as described below, if:

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as a result of, (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation; (ii) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”); or (iii) any amendment to, clarification of, or change (including any announced prospective change) in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each case (i), (ii) or (iii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of issuance of the notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that the Bank is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid up capital with respect to the notes (including the treatment by the Bank of interest on the notes) or the treatment of the notes, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority;

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as a result of any change (including any announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the relevant pricing supplement for the notes (or, in the case of a successor to the Bank, after the date of succession), and which in the written opinion to the Bank (or its successor) of legal counsel of recognized standing has resulted or will result (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to the notes as described under “—Payment of Additional Amounts;” or

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on or after the date of the relevant pricing supplement for the notes (or, in the case of a successor to the Bank, after the date of succession), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the Bank) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in the paragraph immediately above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to the Bank (or its successor) of legal counsel of recognized standing, will result (assuming that such change, amendment, application, interpretation or action is applied to the applicable notes by the taxing authority and that, in the case of any announced prospective change, such announced change will become effective as of the date specified in such announcement and in the form announced) in the Bank (or its successor) becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to the applicable notes as described under “—Payment of Additional Amounts;”

and, in any such case, the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor).

In the event the Bank elects to redeem any series of notes pursuant to the provisions set forth in the preceding paragraph, it shall deliver to the trustees a certificate, signed by an authorized officer, stating (i) that the Bank is entitled to redeem such notes pursuant to their terms and (ii) the principal amount of the notes to be redeemed.

Notice of intention to redeem such notes will be given to holders of the notes not more than 45 nor less than 30 days prior to the date fixed for redemption and such notice will specify, among other things, the date fixed for redemption and the redemption price.

Repayment at the Option of the Holder

If one or more optional repayment dates are specified in the relevant pricing supplement, registered holders of the particular notes may require us to repay those notes prior to their stated maturity date on any optional repayment date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the relevant pricing supplement (provided that any remaining principal amount thereof shall be at least $2,000 or other minimum authorized denomination applicable thereto), at the repayment price or prices specified in that pricing supplement, together with unpaid interest accrued thereon to the date of repayment. A registered holder’s exercise of the repayment option will be irrevocable.

For any note to be repaid, the applicable trustee must receive, at its corporate trust office, at least 10 and not more than 60 calendar days prior to the date of repayment, the particular notes to be repaid and, in the case of a book- entry note, repayment instructions from the applicable beneficial owner to the depositary and forwarded by the depositary. Only the depositary may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, beneficial owners of global notes that desire to have all or any portion of the book-entry notes represented thereby repaid must instruct the participant through which they own their interest to direct the depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the applicable trustee as aforesaid. In order to ensure that these instructions are received by the applicable trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult their participants for the respective deadlines. In addition, at the time repayment instructions are given, each beneficial owner shall cause the participant through which it owns its interest to transfer the beneficial owner’s interest in the global note representing the related book-entry notes, on the depositary’s records, to the applicable trustee.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the applicable trustee for cancellation.

Interest

Each interest-bearing note will bear interest from its date of issue (i) at the rate per annum, in the case of a fixed rate note, (ii) pursuant to the interest rate formula, in the case of a floating rate note, or (iii) during an initial interest rate period at a fixed rate, and during the subsequent interest rate period, at a rate determined by reference to an interest rate formula, in the case of a fixed-to-floating rate note, in each case as specified in the relevant pricing supplement, until the principal thereof is paid. Unless otherwise specified in the relevant pricing supplement or product prospectus supplement, we will make interest payments in respect of fixed rate notes, floating rate notes and fixed-to-floating rate notes in an amount equal to the interest accrued for the period commencing on the original issue date or any interest payment date, as the case may be, to, but excluding, the next succeeding interest payment date, and in the case of the last such period, from and including the interest payment date immediately preceding the maturity date or redemption date, to but excluding such maturity date or redemption date (each, an “interest period”).

Interest on fixed rate notes, floating rate notes and fixed-to-floating rate notes will be payable in arrears on each interest payment date, on the maturity date and on any redemption date (unless otherwise specified in the relevant pricing supplement or product prospectus supplement). The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date. Unless we specify otherwise in the relevant pricing supplement or product prospectus supplement, the “regular record date” shall be the fifteenth calendar day, whether or not a “business day”, immediately preceding the related interest payment date. “Business day” is defined below under “—Interest Rates—Special Rate Calculation Terms.” For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Interest Rates

This subsection describes the different kinds of interest rates that may apply to your note, if it bears interest.

Fixed Rate Notes

The relevant pricing supplement will specify the interest payment dates for a fixed rate note as well as the maturity date. Interest on fixed rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months or such other day count convention as may be set forth in the pricing supplement. For the purposes of disclosure under the Interest Act (Canada), and without affecting the interest payable on any fixed rate note, whenever the interest rate on any fixed rate note is to be calculated on the basis of a period of less than a calendar year, the yearly interest rate equivalent for such interest rate will be the interest rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days used in calculating the specified interest rate.

If any interest payment date, redemption date, repayment date or maturity date of a fixed rate note falls on a day that is not a business day, the Bank will postpone the making of such interest or principal payment to the next succeeding business day (and no interest will be paid in respect of the postponement).

Floating Rate Notes

In this subsection, we use several specialized terms relating to the manner in which floating interest rates are calculated. These terms appear in bold, italicized type the first time they appear, and we define these terms under “—Special Rate Calculation Terms” at the end of this subsection.

The following will apply to floating rate notes:

Interest Rate Basis. We currently expect to issue floating rate notes that bear interest at rates based on one or more of the following interest rate bases:

•	commercial paper rate;

•	U.S. prime rate;

•	SOFR;

•	EURIBOR;

•	treasury rate;

•	CMT rate;

•	CMS rate; and/or

•	federal funds rate.

We describe each of the interest rate bases in further detail below in this subsection. If you purchase a floating rate note, the relevant pricing supplement or product prospectus supplement will specify the interest rate basis that applies to your note. If your floating rate note has an interest rate basis other than those listed above, the relevant pricing supplement will describe the applicable interest rate basis.

Calculation of Interest. Calculations relating to floating rate notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours. The pricing supplement for a particular floating rate note will name the institution that we have appointed to act as the calculation agent for that note as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

For each floating rate note, the calculation agent will determine, on the corresponding interest calculation date or on the interest determination date, as described below, the interest rate that takes effect on each interest reset date, or in the case of a note for which the interest basis is SOFR or another backward looking rate, the interest rate for the applicable interest period. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period. If the interest rate basis is not SOFR or another backward looking rate, for each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the relevant pricing supplement. For the purposes of disclosure under the Interest Act (Canada), and without affecting the interest payable on any floating rate note, whenever the interest rate on any floating rate note is to be calculated on the basis of a period of less than a calendar year, the yearly interest rate equivalent for that interest rate will be the interest rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days used in calculating the specified interest rate. In no event will the interest on any floating rate note be less than zero. If the interest rate basis is SOFR or another backward looking rate, for each interest period, the calculation agent will calculate the amount of accrued interest on a series of floating rate notes for each interest period by multiplying (i) the outstanding principal amount of such series of floating rate notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.

If the interest rate basis is not SOFR or another backward looking rate, upon the request of the holder of any floating rate note, the calculation agent will provide for that note the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. If the interest basis is SOFR or another backward looking rate, upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate most recently calculated for that note, which may not be the interest rate applicable to the current interest period. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation of the interest rate on the notes during any Reset Rate Period shall be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)). All amounts used in or resulting from any calculation relating to a floating rate note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the interest rate basis that applies to a floating rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as discussed below. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any agent participating in the distribution of the relevant floating rate notes and its affiliates, and they may include our affiliates.

Initial Interest Rate. For any floating rate note, the interest rate in effect from the original issue date to the first interest reset date will be the initial interest rate. We will specify the initial interest rate or the manner in which it is determined in the relevant pricing supplement.

Spread or Spread Multiplier. In some cases, the interest rate basis for a floating rate note may be adjusted:

•	by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01%; or

•	by multiplying the interest rate basis by a specified percentage, called the spread multiplier.

If you purchase a floating rate note, the relevant pricing supplement will indicate whether a spread or spread multiplier will apply to your note and, if so, the amount of the spread or spread multiplier.

Maximum and Minimum Rates. The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

•	a maximum rate—i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

•	a minimum rate—i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

If you purchase a floating rate note, the relevant pricing supplement will indicate whether a maximum rate and/or minimum rate will apply to your note and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application and the Criminal Code (Canada). Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than US$250,000 is 16% and for any loan in the amount of US$250,000 or more but less than US$2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of US$2,500,000 or more. For any loans entered into on or after January 1, 2025, the Criminal Code (Canada) limits the rate to an annual percentage rate of 35% for a loan in any amount to a borrower that is a natural person, and for loans made with a borrower that is not a natural person for business or commercial purposes, the rate is capped at an annual percentage rate of 35% for loans of CAD$10,000 or under, an annual percentage rate of 48% for loans over CAD$10,000 but equal to or less than CAD$500,000, and is uncapped for loans over CAD$500,000.

The rest of this subsection describes how the interest rate and the interest payment dates will be determined, and how interest will be calculated, on a floating rate note.

Interest Reset Dates. The rate of interest on a floating rate note, other than a SOFR Index note or a floating rate note based on another backward looking rate, will be reset, by the calculation agent described below, daily, weekly, monthly, quarterly, semi-annually or annually. The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date. Except as otherwise specified in the relevant pricing supplement, the interest reset date will be as follows:

•	for floating rate notes that reset daily, each business day;

•	for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

•	for treasury rate notes that reset weekly, the Tuesday of each week;

•	for floating rate notes that reset monthly, the third Wednesday of each month;

•	for floating rate notes that reset quarterly, the third Wednesday of each of four months of each year as indicated in the relevant pricing supplement;

•	for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as indicated in the relevant pricing supplement; and

•	for floating rate notes that reset annually, the third Wednesday of one month of each year as indicated in the relevant pricing supplement.

For a floating rate note other than a SOFR Index note or a floating rate note based on another backward looking rate, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above. For example, for a SOFR Index note, the interest rate in effect on any particular day will be the interest rate determined with respect to the interest period in which that day occurs.

If any interest reset date for a floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day (and no interest will be paid in respect of the postponement), unless such interest reset date falls in the next calendar month, in which case such date will be the first preceding day which is a business day.

Interest Determination Dates. The interest rate that takes effect on an interest reset date (or, in the case of a SOFR Index note or a floating rate note based on another backward looking rate, the interest rate determined for the applicable interest period) will be determined by the calculation agent by reference to a particular date called an interest determination date. Except as otherwise indicated in the relevant pricing supplement:

•

for commercial paper rate, federal funds rate and U.S. prime rate notes, the interest determination date relating to a particular interest reset date will be the business day preceding the interest reset date;

•

for SOFR Index notes, as soon as reasonably practicable on or after the last day of the applicable Observation Period (as defined below), and in any event on or prior to the U.S. Government Securities Business Day immediately preceding the relevant interest payment date (or, in the case of the final interest period, prior to the maturity date or if we elect to redeem in part or in full any series of notes, the redemption date for such notes), the calculation agent will determine Compounded SOFR, the interest rate and the amount of interest payable relating to a particular interest period, each in accordance with the calculation method described under “ —SOFR Index Notes” herein; and will notify us of such Compounded SOFR, interest rate and amount of interest payable for such interest period as soon as reasonably practicable after such determination, but in any event by the U.S. Government Securities Business Day immediately preceding such interest payment date (or, in the case of the final interest period, preceding the maturity date or if we elect to redeem in part or in full any series of notes, the redemption date for such notes);

•

for EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second euro business day preceding the interest reset date. We refer to an interest determination date for a EURIBOR note as a EURIBOR interest determination date;

•

for treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills—i.e., direct obligations of the U.S. government—would normally be auctioned. Treasury bills are usually sold at auction the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week; and

•	for CMT rate and CMS rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding the interest reset date.

The interest determination date pertaining to a floating rate note the interest rate on which is determined with reference to two or more interest rate bases (none of which is the SOFR Index) will be the latest business day which is at least two business days before the related interest reset date for the applicable floating rate note on which each interest rate basis is determinable. The interest determination date pertaining to a floating rate note the interest rate on which is determined with reference to two or more interest rate bases (one of which is the SOFR Index) will be specified in the relevant pricing supplement.

Interest Calculation Dates. As described above, except for SOFR Index notes, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for SOFR Index notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. The interest calculation date will be the earlier of the following, unless otherwise specified in the relevant pricing supplement or product prospectus supplement:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

•	the business day immediately preceding the interest payment date (including, if applicable, the maturity date or, for any principal amount to be redeemed, any redemption date).

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates. The interest payment dates for a floating rate note will depend on when the interest rate is reset and, unless we specify otherwise in the relevant pricing supplement, will be as follows:

•	for floating rate notes that reset daily, weekly or monthly, the third Wednesday of each month;

•	for floating rate notes that reset quarterly, the third Wednesday of the four months of each year specified in the relevant pricing supplement;

•	for floating rate notes that reset semi-annually, the third Wednesday of the two months of each year specified in the relevant pricing supplement; or

•	for floating rate notes that reset annually, the third Wednesday of the month specified in the relevant pricing supplement.

Regardless of these rules, if a note is originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date.

In addition, the following special provision will apply to a floating rate note with regard to any interest payment date other than one that falls on the maturity. If the interest payment date would otherwise fall on a day that is not a business day, then the Bank will postpone the making of such interest payment to the next succeeding business day (and no interest will be paid in respect of the postponement), unless that day falls in the next calendar month, in which case such interest payment date will be the first preceding day which is a business day. If the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

As used in this prospectus supplement, “U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Calculation Agent. Computershare Trust Company, N.A. is currently serving as our calculation agent; however, we may change the calculation agent at any time without notice, and Computershare Trust Company, N.A. may resign as calculation agent at any time upon sixty (60) days’ written notice to us. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Bank and the holders of floating rate notes. So long as a floating interest rate is required to be determined with respect to any series of floating rate notes, there will at all times be a calculation agent. In the event of the resignation or removal of the calculation agent, the Bank shall use its commercially reasonable efforts to appoint a successor calculation agent that is not an affiliate (as such term is defined in the indenture) of the Bank; provided, however, that if the Bank is unable to appoint a successor calculation agent that is not an affiliate of the Bank within 60 days of the resignation or removal of the calculation agent, the Bank may appoint itself or an affiliate as successor calculation agent. See “—Calculation of Interest” above for details regarding the role of the calculation agent.

Commercial Paper Rate Notes

If you purchase a commercial paper rate note, your note will bear interest at an interest rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, indicated in the relevant pricing supplement.

The commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity indicated in the relevant pricing supplement, as published in H.15 under the heading “Commercial Paper—Nonfinancial.” If the commercial paper rate cannot be determined as described above, the following procedures will apply:

•

If the rate described above does not appear in H.15 by 4:15 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in the relevant pricing supplement, as published in any other recognized electronic source used for displaying that rate, under the heading “Commercial Paper—Nonfinancial.”

•	If the rate described above does not appear in H.15 or another recognized electronic source by 4:15 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is “Aa”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the calculation agent.

•

If fewer than three dealers selected by the calculation agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

U.S. Prime Rate Notes

If you purchase a U.S. prime rate note, your note will bear interest at an interest rate equal to the U.S. prime rate and adjusted by the spread or spread multiplier, if any, indicated in the relevant pricing supplement.

The U.S. prime rate will be the rate, for the relevant interest determination date, published in H.15 opposite the heading “Bank prime loan.” If the U.S. prime rate cannot be determined as described above, the following procedures will apply:

•

If the rate described above does not appear in H.15 by 4:15 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the U.S. prime rate will be the rate, for the relevant interest determination date, as published in H.15 or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank prime loan.”

•

If the rate described above does not appear in H.15 or another recognized electronic source by 4:15 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the U.S. prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen US PRIME 1 page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

•

If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the U.S. prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the calculation agent. For this purpose, the calculation agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

•

If fewer than three banks selected by the calculation agent are quoting as described above, the U.S. prime rate for the new interest period will be the U.S. prime rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

SOFR Index Notes

If you purchase a SOFR Index note, your note will bear interest at an interest rate based on Compounded SOFR, unless otherwise specified in the relevant pricing supplement. In addition, when SOFR is the interest rate basis, the applicable SOFR rate will be adjusted by the spread or spread multiplier, if any, indicated in the relevant pricing supplement. SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods. The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. Unless otherwise specified in the relevant pricing supplement, “Compounded SOFR” will be determined by the calculation agent in accordance with the following formula:

where:

“SOFR IndexStart” = For interest periods other than the initial interest period, the SOFR Index value on the preceding SOFR Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial interest period;

“SOFR IndexEnd” = The SOFR Index value on the SOFR Interest Payment Determination Date relating to the applicable interest payment date (or in the final interest period, relating to the maturity date or the redemption date); and

“d” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then the Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

Notwithstanding anything to the contrary in the documentation relating to any SOFR Index notes we may issue, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth will thereafter apply to all determinations of the rate of interest payable on the SOFR Index notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable on the SOFR Index notes for each interest period will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.

SOFR Index Unavailable Provisions. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated SOFR Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website currently at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event.

(a) Benchmark Replacement. If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined herein) in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR Index notes in respect of such determination on such date and all determinations on all subsequent dates.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

(c) Decisions and Determinations. Any determination, decision or election that may be made by the calculation agent or us pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•

will be conclusive and binding absent manifest error and, may be made in the calculation agent’s sole discretion, notwithstanding anything to the contrary in this prospectus supplement and any pricing supplement;

•	if made by us, will be made in our sole discretion;

•	if made by the calculation agent, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we object; and

•	shall become effective without consent from any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions not made by the calculation agent will be made by us on the basis as described above. The calculation agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark replacement provisions set forth in this prospectus supplement.

Certain Defined Terms. As used in this section entitled “—Interest Rates—Floating Rate Notes—SOFR Index Notes”:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)	provided that if (i) the Benchmark Replacement cannot be determined in accordance with clause (1) or

(2)

above as of the Benchmark Replacement Date or (ii) the calculation agent shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) above is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then the Benchmark Replacement shall be the sum of: (a) the alternate rate of interest that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“interest period” means the period commencing on the original issue date or any interest payment date, as the case may be, to, but excluding, the next succeeding interest payment date, and in the case of the last such period, from and including the interest payment date immediately preceding the maturity date or redemption date, to but excluding such maturity date or redemption date.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the maturity date or the redemption date).

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the calculation agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“SOFR Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each interest payment date or, in the case of the final interest period, the maturity date or the redemption date.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

EURIBOR Notes

If you purchase a EURIBOR note, your note will bear interest at an interest rate equal to the interest rate for deposits in euro, designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, when EURIBOR is the interest rate basis the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the relevant pricing supplement. EURIBOR will be determined in the following manner:

•

EURIBOR will be the offered rate for deposits in euros having the index maturity specified in the relevant pricing supplement, beginning on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on Reuters page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

•

If the rate described above does not appear on Reuters page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•

If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury Rate Notes

If you purchase a treasury rate note, your note will bear interest at an interest rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, indicated in the relevant pricing supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in the relevant pricing supplement, as that rate appears on

Reuters page USAUCTION 10 or Reuters page USAUCTION11 under the heading “INVEST RATE”. If the treasury rate cannot be determined in this manner, the following procedures will apply:

•

If the rate described above does not appear on either page by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as announced by the U.S. Department of the Treasury.

•

If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having the specified index maturity, as published in H.15 under the heading “U.S. government securities/Treasury bills (secondary market).”

•

If the rate described in the prior paragraph does not appear in H.15 by 4:15 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having the specified index maturity, as published in H.15, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/Treasury bills (secondary market).”

•

If the rate described in the prior paragraph does not appear in H.15 or another recognized electronic source by 4:15 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

•

If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT Rate Notes

If you purchase a CMT rate note, your note will bear interest at an interest rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, indicated in the relevant pricing supplement.

The CMT rate will be the following rate as published in H.15 opposite the heading “Treasury constant maturities,” as that rate is displayed on the designated CMT Reuters page under the heading “. . . Treasury Constant Maturities”, under the column for the designated CMT index maturity:

•	if the designated CMT Reuters page is Reuters page FRBCMT, the rate for the relevant interest determination date; or

•

if the designated CMT Reuters page is Reuters page FEDCMT, the weekly or monthly average, as specified in the relevant pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply:

•

If the applicable rate described above is not displayed on the relevant designated CMT Reuters page at 3:00 P.M., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above—i.e., for the designated CMT index maturity and for the relevant interest determination—as published in H.15 opposite the caption “Treasury constant maturities”.

•

If the designated CMT Reuters page is FRBCMT and the applicable rate described above does not appear in H.15 by 4:15 P.M., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate for the designated CMT index maturity and with reference to the relevant interest determination date, that:

•	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

•	is determined by the calculation agent to be comparable to the rate that would otherwise have been published in H.15.

•

If the designated CMT Reuters page is FEDCMT and the applicable rate described above does not appear in H.15 by 4:15 P.M, New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate is available from that source at that time, the CMT rate will be the treasury constant maturity rate for the one-week or one-month rate, as applicable, for the designated CMT index maturity and with reference to the relevant interest determination date, that is otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, immediately preceding that interest determination date.

•

If the designated CMT Reuters page is FRBCMT the rate described in the second preceding paragraph does not appear by 3:00 P.M., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for the most recently issued treasury notes having an original maturity equal to the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If fewer than five but more than two such offered rates are provided, the CMT rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of such quotations will be eliminated. Treasury notes are direct, non-callable, fixed rate obligations of the U.S. government.

•

If the designated CMT Reuters screen page is FEDCMT and the Federal Reserve Bank of New York does not publish a one-week or one-month rate, as applicable, for U.S. Treasury securities on the relevant interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued treasury notes having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the offered rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest. If fewer than five but more than two such offered rates are provided, the CMT rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of such quotations will be eliminated.

•

If the calculation agent is unable to obtain three quotations of the kind described in the prior two paragraphs, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for treasury notes with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these bid rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation (or, if there is equality, one of the highest) and the lowest quotation (or, if there is equality, one of the lowest).

•

If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded. If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

•

If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMS Rate Notes

If you purchase a CMS rate note, your note will bear interest at an interest rate equal to the CMS rate and adjusted by the spread or spread multiplier, if any, indicated in the relevant pricing supplement.

The CMS rate will be the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the relevant pricing supplement, which appears on the Reuters page ISDAFIX1 as of 11:00 a.m., New York City time, on the interest rate determination date.

If the applicable rate described above does not appear by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the index maturity designated in the relevant pricing supplement commencing on the reset date and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, as such rate may be determined in accordance with the provisions set forth below under “— SOFR Index Notes” with an index maturity of three months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the CMS rate will remain the CMS rate in effect on that interest rate determination date or, if that interest rate determination date is the first reference rate determination date, the initial interest rate.

Federal Funds Rate Notes

If you purchase a federal funds rate note, your note will bear interest at an interest rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, indicated in the relevant pricing supplement.

The federal funds rate will be the rate for U.S. dollar federal funds as of the relevant interest determination date, as published in H.15 under the heading “Federal Funds (effective)”, as that rate is displayed on Reuters page FEDFUNDS1 under the heading “EFFECT”. If the federal funds rate cannot be determined in this manner, the following procedures will apply:

•

If the rate described above is not displayed on Reuters page FEDFUNDS1 by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, as of the relevant interest determination date, will be the rate described above as published in H.15, or another recognized electronic source used for displaying that rate, under the heading “Federal Funds (Effective).”

•

If the rate described above is not displayed on Reuters page FEDFUNDS1 and does not appear in H.15 or another recognized electronic source by 4:15 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the business day following the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the calculation agent.

•

If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period. If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Special Rate Calculation Terms

In this subsection, we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield =	Dx N	x 100
360 –(D x M)

where

“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

“N” means 365 or 366, as the case may be; and

“M” means the actual number of days in the applicable interest reset period.

The term “business day” means, for any note, a day that meets all the following applicable requirements:

•

for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in The City of New York or the City of Toronto, Ontario;

•

if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the applicable principal financial center; and

•	if the note is a EURIBOR note or has a specified currency of euros, is also a euro business day.

The term “designated CMT index maturity” means the index maturity for a CMT rate note and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in the relevant pricing supplement.

The term “designated CMT Reuters page” means the Reuters page mentioned in the relevant pricing supplement that displays treasury constant maturities as reported in H.15. If no Reuters page is so specified, then the applicable page will be Reuters page FEDCMT. If Reuters page FEDCMT applies but the relevant pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “euro business day” means any day on which the T2 (Trans-European Automated Real-Time Gross Settlement Express Transfer) System, or any successor system, is open for business.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

“H.15” means the daily update of H.15 available through the worldwide website of the Board of Governors of the Federal Reserve System, currently at http://www.federalreserve.gov/releases/h15, or any successor site or publication.

The term “index maturity” means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the relevant pricing supplement.

“London business day” means any day on which dealings in the relevant index currency are transacted in the London interbank market.

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield =	D x 360	x 100
360 –(D x M)

where

“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” means the actual number of days in the relevant interest reset period.

The term “principal financial center” means the capital city of the country to which an index currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rands and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means London.

The term “representative amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters screen US PRIME 1 page” means the display on the “US PRIME 1” page on the Reuters 3000 Xtra service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

“Reuters page” means the display on the Reuters 3000 Xtra service, or any successor service, on the page or pages specified in this prospectus supplement or the relevant pricing supplement, or any replacement page or pages on that service.

If, when we use the terms designated CMT Reuters page, H.15, Reuters screen US PRIME 1 page, Reuters screen LIBOR Page or Reuters page, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

Fixed-to-Floating Rate Notes

Fixed-to-floating rate notes will bear interest during an initial interest rate period at a fixed rate, and during the subsequent interest rate period, at a rate determined by reference to an interest rate formula, in each case as described in the relevant pricing supplement. In some cases, the floating rates during the subsequent interest rate period may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features that may apply during the subsequent interest rate period are the same as may apply to floating rate notes, and are described above under “—Interest Rates—Floating Rate Notes.” If your note is a fixed-to-floating rate note, the formula and any adjustments that apply to the interest rate during the subsequent interest rate period will be specified in the relevant pricing supplement.

During the initial period, interest on fixed-to-floating rate notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and during the subsequent interest rate period, interest will be computed on an Actual/360 day count basis, or in each case, such other day count convention as may be set forth in the pricing supplement. For the purposes of disclosure under the Interest Act (Canada), and without affecting the interest payable on any fixed-to-floating rate note, whenever the interest rate on any fixed-to-floating rate note is to be calculated on the basis of a period of less than a calendar year, the yearly interest rate equivalent for such interest rate will be the interest rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days used in calculating the specified interest rate.

If any interest payment date or redemption date of a fixed-to-floating rate note during an initial interest rate period falls on a day that is not a business day, the Bank will postpone the making of such interest or principal payment to the next succeeding business day (and no interest will be paid in respect of the postponement). If any interest payment date during the subsequent interest rate period falls on a day that is not a business day, then such interest payment date will be the next succeeding business day, unless that day falls in the next calendar month, in which case such interest payment date will be advanced to the next preceding day that is a business day. If the maturity date or a redemption date during the subsequent interest rate period falls on a day that is not a business day, the Bank will make the required payment of principal, premium, if any, and interest on the next succeeding business day (and no interest will be paid in respect of the postponement).

Special Provisions Related to Bail-inable Notes

The indenture includes provisions applicable to bail-inable notes. The relevant pricing supplement will specify whether or not your note is a bail-inable note. See “Description of Debt Securities we May Offer – Special Provisions Related to Bail-inable Debt Securities.” in the accompanying prospectus for a description of certain provisions related to bail-inable notes.

Payment of Additional Amounts

Unless otherwise specified in the relevant pricing supplement or product prospectus supplement, all payments made by or on behalf of the Bank under or with respect to the notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereafter “Canadian taxes”), unless the Bank is required to withhold or deduct Canadian taxes by law or by the interpretation or administration thereof. If the Bank is so required to withhold or deduct any amount for or on account of Canadian taxes from any payment made under or with respect to the notes, the Bank will pay to each holder of such notes as additional interest such additional amounts (“additional amounts”) as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Canadian taxes on such additional amounts) will not be less than the amount such holder would have received if such Canadian taxes had not been withheld or deducted, except as described below. However, no additional amounts will be payable with respect to a payment made to a holder (such holder, an “excluded holder”) in respect of the beneficial owner thereof:

•

with which the Bank does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) at the time of the making of such payment or which is entitled to the payment in respect of a debt or other obligation to pay an amount to a person with which the Bank does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

•

which is a “specified shareholder” of the Bank, or which does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with a “specified shareholder” of the Bank as defined in subsection 18(5) of the Income Tax Act (Canada);

•	which is an entity in respect of which the Bank is a “specified entity” as defined in subsection 18.4(1) of the Income Tax Act (Canada);

•

which is subject to such Canadian taxes by reason of the holder or beneficial owner being a resident, domiciliary or national of, engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of such notes or the receipt of payments thereunder;

•

which is subject to such Canadian taxes by reason of the holder’s or beneficial owner’s failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian taxes (provided that the Bank advises the trustees and the holders of such notes then outstanding of any change in such requirements);

•	with respect to any estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge;

•

which is subject to such Canadian taxes by reason of the legal nature of the holder or beneficial owner disentitling such holder or beneficial owner to the benefit of an applicable treaty if and to the extent that the application of such treaty would have resulted in the reduction or elimination of any Canadian taxes as to which additional amounts would have otherwise been payable to the holder;

•

which failed to duly and timely comply with a timely request by the Bank to provide information, documents, certification or other evidence concerning the holder’s or beneficial owner’s nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have resulted in the reduction or elimination of any Canadian taxes as to which additional amounts would have otherwise been payable to a recipient or beneficial owner but for this clause; or

•

which is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that the Canadian taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such notes.

In addition, no additional amounts will be payable on account of:

•	any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Bank or the Paying Agent from the payment;

•

any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

•

any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

•

any tax, assessment or other governmental charge imposed under any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986; or

•	any combination of any of the foregoing exceptions.

For the avoidance of doubt, the Bank will not have any obligation to pay any holders additional amounts on any Canadian tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes.

The Bank will also:

•	make such withholding or deduction; and

•	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Bank will furnish to the holders of the notes, within 60 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by such person.

The Bank will indemnify and hold harmless each holder of the notes (other than an excluded holder) from and against, and upon written request reimburse each such holder for the amount (excluding any additional amounts that have previously been paid by the Bank with respect thereto) of:

•	any Canadian taxes so levied or imposed and paid by such holder as a result of payments made by or on behalf of the Bank under or with respect to the applicable Notes;

•	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

•	any Canadian taxes imposed with respect to any reimbursement under the preceding two bullet points, but excluding any such Canadian taxes on such holder’s net income.

In any event, no additional amounts or indemnity amounts will be payable under the provisions described above in respect of any Note in excess of the additional amounts and the indemnity amounts which would be required if, at all relevant times, the holder of such note were a resident of the United States for purposes of and was entitled to the benefits of the Canada-U.S. Income Tax Convention (1980), as amended, including any protocols thereto. As a result of the limitation on the payment of additional amounts and indemnity amounts discussed in the preceding sentence, the additional amounts or indemnity amounts received by certain holders of notes may be less than the amount of Canadian taxes withheld or deducted or the amount of Canadian taxes (and related amounts) levied or imposed giving rise to the obligation to pay the indemnity amounts, as the case may be, and, accordingly, the net amount received by such holders of the notes will be less than the amount such holders would have received had there been no such withholding or deduction in respect of Canadian taxes or had such Canadian taxes (and related amounts) not been levied or imposed.

Wherever in the senior debt securities indenture governing the terms of any notes there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to such note, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

In the event of the occurrence of any transaction or event resulting in a successor to the Bank, all references to Canada in the preceding paragraphs of this subsection shall be deemed to be references to the jurisdiction of organization of the successor entity.

Payments of principal and interest in respect of the notes are subject in all cases to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto.

Other Provisions; Addenda

Any provisions relating to the notes, including the determination of the interest rate basis, calculation of the interest rate applicable to a floating rate note, its interest payment dates, any redemption or repayment provisions, or any other term relating thereto, may be modified and/or supplemented by the terms as specified under “Other Provisions” on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes, and, in each case, in the relevant pricing supplement.

CERTAIN INCOME TAX CONSEQUENCES

United States Taxation

For a general overview of the tax consequences of owning debt securities that we offer, please see the discussion in the accompanying prospectus under “United States Taxation.”

However, the tax consequences of any particular note depend on its terms, and the tax treatment of each note will be described in the relevant pricing supplement. Consequently, except to the extent the pricing supplement indicates otherwise, you should not rely on the general overview of tax consequences in the accompanying prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

Canadian Taxation

For a general overview of the tax consequences of owning debt securities that we offer, please see the discussion in the accompanying prospectus under “Canadian Taxation.”

The Canadian federal income tax considerations may be supplemented, amended and/or replaced in a pricing supplement to this prospectus supplement, based on the terms and conditions of the securities issued pursuant to such pricing supplement. Accordingly, prospective purchasers of securities should consult their own tax advisors having regard to their own particular circumstances, and in any event where securities are otherwise issued without disclosure of Canadian federal income tax considerations.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and Scotia Capital (USA) Inc., as agent, have entered into a distribution agreement with respect to the notes. Subject to certain conditions, the agent has agreed to use its reasonable efforts to solicit purchases of the notes. We have the right to accept or reject offers to purchase notes and may reject any proposed purchase of the notes. The agent may also reject any offer to purchase notes. We will pay the agent a commission at the time of settlement of any sale of notes by the Bank as a result of a solicitation made by the agent, in an amount as may be agreed between the agent and the Bank. The commission will be specified in the relevant pricing supplement.

Scotia Capital (USA) Inc. is an affiliate of the Bank and may resell notes to or through another of our affiliates, as selling agent.

We may also sell notes to the agent, who will purchase the notes as principal for its own account. In that case, the agent will purchase the notes at a price equal to the issue price specified in the relevant pricing supplement, less a discount to be agreed with us at the time of the offering.

The agent may resell any notes it purchases as principal to other brokers or dealers at a discount, which may include all or part of the discount the agent received from us. If all the notes are not sold at the initial offering price, the agent may change the offering price and the other selling terms.

We may also sell notes directly to investors. We will not pay commissions on notes we sell directly.

The agent, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act. We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

If the agent sells notes to dealers who resell to investors and the agent pays the dealers all or part of the discount or commission they receive from us, those dealers may also be deemed to be “underwriters” within the meaning of the Securities Act.

Unless otherwise indicated in any pricing supplement, payment of the purchase price of notes, other than notes denominated in a non-U.S. dollar currency, will be required to be made in funds immediately available in The City of New York. The notes will be the Same Day Funds Settlement System at The Depository Trust Company and, to the extent the secondary market trading in the notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds.

We may appoint additional agents with respect to the notes. Any other agents will be named in the relevant pricing supplements from time to time. Any such appointment will be made in writing and signed by the Bank and the appointed agent or agents. The agent referred to above and any additional agents may engage in commercial banking and investment banking and other transactions with and perform services for the Bank and our affiliates in the ordinary course of business.

Unless otherwise specified in the relevant pricing supplement, the notes will be a new issue of securities, and there will be no established trading market for any note before its original issue date. We do not plan to list the notes on a securities exchange or quotation system.

We have been advised by the agent named above that it may make a market in the notes offered through them and this prospectus supplement may be used by Scotia Capital (USA) Inc. and any other agent named in a relevant pricing supplement in connection with offers and sales of the notes in market-making transactions. In a market-making transaction, an agent or other person resells a note it acquires from other holders after the original offering and sale of the note. However, neither Scotia Capital (USA) Inc. nor any of our other affiliates nor any other agent named in the relevant pricing supplement that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, an agent may act as principal or agent, including as agent for the counterparty in a transaction in which Scotia Capital (USA) Inc. or another agent acts as principal, or as agent for both counterparties in a transaction in which Scotia Capital (USA) Inc. does not act as principal. Any agent may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of the Bank (in addition to Scotia Capital (USA) Inc.) and the Bank may also engage in transactions of this kind and may use this prospectus supplement for this purpose. The Bank and any of its affiliates may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity.

Because Scotia Capital (USA) Inc. is an affiliate of the Bank, it has a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, any offering conducted pursuant to this prospectus supplement will be conducted in compliance with the provisions of FINRA Rule 5121. Scotia Capital (USA) Inc. will not confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of new notes we may issue on and after the date of this prospectus supplement. This amount does not include notes that may be resold in market-making transactions. The latter includes notes that we may issue going forward as well as notes we have previously issued.

The Bank does not expect to receive any proceeds from market-making transactions, except to the extent it is entitled to proceeds of its own sales of notes in such transactions. The Bank does not expect that any agent that engages in these transactions will pay any proceeds from its market-making resales to The Bank.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless the Bank or an agent informs you in your confirmation of sale that your note is being purchased in its original offering and sale, you may assume that you are purchasing your note in a market-making transaction.

In this prospectus supplement, the term “this offering” means the initial offering of the notes made in connection with their original issuance. This term does not refer to any subsequent resales of notes in market-making transactions.

The agent mentioned above and any other agent or agents named in the relevant pricing supplement may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than it would otherwise be in the absence of such transactions. No agent is required to engage in these activities, and may end any of these activities at any time.

In addition to offering notes through the agent mentioned above or any other agent or agents named in the relevant pricing supplement as discussed above, other medium-term notes that have terms substantially similar to the terms of the notes offered by this prospectus supplement may in the future be offered, concurrently with the offering of the notes, on a continuing basis by the Bank. Any of these notes sold pursuant to the distribution agreement or sold by the Bank directly to investors will reduce the aggregate amount of notes which may be offered by this prospectus supplement.

Selling Restrictions Outside the United States

Except as described in an applicable pricing supplement, the Bank has taken no action that would permit a public offering of the notes or possession or distribution of this prospectus supplement or any other offering material in any jurisdiction outside the United States where action for that purpose is required. Accordingly, each agent will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells notes or possesses or distributes this prospectus supplement or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Bank shall have no responsibility in relation to this.

With regard to each note, the relevant purchaser will be required to comply with those restrictions that the Bank and the relevant purchaser shall agree and as shall be set out in an applicable pricing supplement.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

In addition to the documents specified in the accompanying prospectus under “Incorporation of Certain Information by Reference,” the following documents were filed with the Securities and Exchange Commission and incorporated by reference as part of the registration statement to which this prospectus supplement relates (the “Registration Statement”): (i) the Distribution Agreement, dated October 1, 2026, between us and the agent, (ii) the Calculation Agency Agreement, dated as of October 1, 2026, between us and Computershare Trust Company, N.A. and (iii) the Exchange Rate Agency Agreement, dated as of October 1, 2026, between us and Computershare Trust Company, N.A. Such documents will not be incorporated by reference into this prospectus supplement or the accompanying prospectus. Additional exhibits to the Registration Statement to which this prospectus supplement relates may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of the Registration Statement.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement, the accompanying prospectus or any pricing supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Bank or the agent. This prospectus supplement, the accompanying prospectus and any pricing supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in the relevant pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus supplement, the accompanying prospectus and any pricing supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

Prospectus

Common Shares

Preferred Shares

Senior Debt Securities

Subordinated Debt Securities

up to an aggregate initial offering price of US$75,000,000,000 or the equivalent thereof in other currencies.

The Bank of Nova Scotia (the “Bank”) may from time to time offer and issue common shares, preferred shares, senior debt securities or subordinated debt securities. This prospectus provides information about the Bank and describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in one or more supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The names of the underwriters, dealers or agents will be set forth in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any of the securities of the Bank.

The common shares of the Bank are listed on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) under the symbol “BNS.”

Investing in the securities described herein involves a number of risks. You should carefully consider the risk factors described in this prospectus and in any applicable prospectus supplement together with the risk factors described in our filings with the SEC that are specifically incorporated by reference herein and in any applicable prospectus supplement. See “Risk Factors” on page 8 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, Canada or the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Bank is a Canadian bank, that many of its officers and directors, and some or all of the underwriters or experts named in the registration statement on Form F-3, of which this prospectus forms a part, may reside outside of the United States, and that all or a substantial portion of the assets of the Bank and such persons may be located outside the United States. See “Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others.”

The securities will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or by the United States Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

Securities that are bail-inable debt securities (as defined herein) are subject to conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and to variation or extinguishment in consequence, and subject to the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail-inable debt securities.

The Bank may use this prospectus in the initial sale of any securities. In addition, the Bank or any of its affiliates may use this prospectus in a market-making or other transaction in any security after its initial sale. A market-maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity. Unless the Bank or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction. See “Plan of Distribution (Conflicts of Interest).”

This prospectus is dated October 1, 2026.

ABOUT THIS PROSPECTUS

General

This document is called a prospectus and is part of a registration statement that we filed on Form F-3 with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf registration, we may from time to time sell any combination of the common shares, preferred shares, senior debt securities or subordinated debt securities described in this prospectus, which we collectively refer to herein as the “securities,” in one or more offerings. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement we will provide one or more supplements to this prospectus containing specific information about the terms of the securities being offered. Any such supplements, which we refer to in this prospectus as the “applicable prospectus supplements,” may include a discussion of any additional risk factors or other special considerations that apply to those securities and may also add to, update or change the information in this prospectus. The applicable prospectus supplements relating to each series of securities will be attached to the front of this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement. We urge you to read carefully both this prospectus and any applicable prospectus supplement accompanying this prospectus, together with the information incorporated herein and in any applicable prospectus supplement by reference under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

We are responsible for the information provided in this prospectus and the applicable prospectus supplements, including the information incorporated by reference herein and therein. We have not authorized anyone to give you any other information or to make any representation different from or in addition to that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We take no responsibility for and can make no assurance as to the reliability of any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. Therefore, you should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, some of which may be our affiliates. If we, directly or through dealers or agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with the applicable dealers or agents, to reject, in whole or in part, any of those offers. An applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those persons and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

In this prospectus, unless the context otherwise indicates, the “Bank,” “we,” “us” or “our” means The Bank of Nova Scotia and its subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION

The Bank prepares its consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Additionally, the Bank publishes its consolidated financial statements in Canadian dollars. In this prospectus and any applicable prospectus supplement, currency amounts are stated in Canadian dollars, unless specified otherwise. References to “$,” “Cdn$” and “dollars” are to Canadian dollars, and references to “US$” are to U.S. dollars.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including documents incorporated by reference herein and therein, may contain forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All such statements are made pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Forward-looking statements may include, but are not limited to, statements made in this prospectus, any applicable prospectus supplement, the “Management’s Discussion and Analysis” exhibit to the Bank’s most recent Annual Report on Form 40-F (the “Annual Report”) under “Outlook,” “2026 Priorities” or similar headings, and statements made in the Bank’s quarterly reports and other documents incorporated by reference herein regarding the Bank’s objectives, strategies to achieve those objectives, the regulatory environment in which the Bank operates, anticipated financial results, and the outlook for the Bank’s businesses and for the Canadian, U.S. and global economies. Such statements are typically identified by words or phrases such as “believe,” “expect,” “aim,” “achieve,” “foresee,” “forecast,” “anticipate,” “intend,” “estimate,” “outlook,” “seek,” “schedule,” “plan,” “goal,” “strive,” “target,” “project,” “commit,” “objective,” and similar expressions of future or conditional verbs, such as “will,” “may,” “should,” “would,” “might,” “can” and “could” and positive and negative variations thereof.

By their very nature, forward-looking statements require the Bank to make assumptions and are subject to inherent risks and uncertainties, which give rise to the possibility that the Bank’s predictions, forecasts, projections, expectations or conclusions will not prove to be accurate, that the Bank’s assumptions may not be correct and that its financial performance objectives, vision and strategic goals will not be achieved. The Bank cautions readers not to place undue reliance on these statements as a number of risk factors, many of which are beyond the Bank’s control and effects of which can be difficult to predict, could cause its actual results to differ materially from the expectations, targets, estimates or intentions expressed in such forward-looking statements. The future outcomes that relate to forward-looking statements may be influenced by many factors, including, but not limited to: general economic and market conditions in the countries in which the Bank operates and globally; changes in currency and interest rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the failure of third parties to comply with their obligations to the Bank and its affiliates, including relating to the care and control of information, and other risks arising from the Bank’s use of third parties; changes in monetary, fiscal, or economic policy and tax legislation and interpretation; changes in laws and regulations or in supervisory expectations or requirements, including capital, interest rate and liquidity requirements and guidance, and the effect of such changes on funding costs; geopolitical risk (including policies and other changes related to, or affecting, economic or trade matters, including tariffs, countermeasures, tariff mitigation policies and tax-related risks); changes to the Bank’s credit ratings; the possible effects on the Bank’s business and the global economy of war, conflicts or terrorist actions and unforeseen consequences arising from such actions; technological changes, including open banking and the use of data and artificial intelligence in the Bank’s business, and technology resiliency; operational and infrastructure risks; reputational risks; the accuracy and completeness of information the Bank receives on customers and counterparties; the timely development and introduction of new products and services, and the extent to which products or services previously sold by the Bank require the Bank to incur liabilities or absorb losses not contemplated at their origination; the Bank’s ability to execute its strategic plans, including the successful completion of acquisitions and dispositions, including obtaining regulatory approvals; critical accounting estimates and the effect of changes to accounting standards, rules and interpretations on these estimates; global capital markets activity; the Bank’s ability to attract, develop and retain key executives; the evolution of various types of fraud or other criminal behaviour to which the Bank is exposed; anti-money laundering; disruptions or attacks (including cyberattacks) on the Bank’s information technology, internet connectivity, network accessibility, or other voice or data communications systems or services, which may result in data breaches, unauthorized access to sensitive information, denial of service and potential incidents of identity theft; increased competition in the geographic and business areas in which the Bank operates, including through internet and mobile banking and non-traditional competitors; exposure related to significant litigation and regulatory matters; environmental, social and governance risks, including climate-related risk, the Bank’s ability to implement various sustainability-related initiatives (both internally and with the

Bank’s clients and other stakeholders) under expected time frames, and the Bank’s ability to scale its sustainable-finance products and services; the occurrence of natural and unnatural catastrophic events and claims resulting from such events, including disruptions to public infrastructure, such as transportation, communications, power or water supply; inflationary pressures; global supply-chain disruptions; Canadian housing and household indebtedness; the emergence or continuation of widespread health emergencies or pandemics, including their impact on the local, national or global economies, financial market conditions and the Bank’s business, results of operations, financial condition and prospects; and the Bank’s anticipation of and success in managing the risks implied by the foregoing. A substantial amount of the Bank’s business involves making loans or otherwise committing resources to specific companies, industries or countries. Unforeseen events affecting such borrowers, industries or countries could have a material adverse effect on the Bank’s financial results, businesses, financial condition or liquidity. These and other factors may cause the Bank’s actual performance to differ materially from that contemplated by forward-looking statements. The Bank cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Bank’s results. For more information, please see the “Risk Management” section of the Annual Report, as may be updated by the Bank’s quarterly reports and other filings with the SEC.

Material economic assumptions underlying the forward-looking statements contained or incorporated by reference in this prospectus are set out in the Annual Report under “Outlook” headings, as may be updated from time to time by subsequent quarterly reports and other filings with the SEC. The sections under “Outlook” and “2026 Priorities” or similar headings in the Annual Report are based on the Bank’s views and the actual outcome is uncertain. Readers should consider the above-noted factors when reviewing these sections or similarly titled sections in other documents that may from time to time be incorporated by reference herein.

The preceding list of factors is not exhaustive of all possible risk factors and other factors could also adversely affect the Bank’s results. When relying on forward-looking statements to make decisions with respect to the Bank and its securities, investors and others should carefully consider the preceding factors, other uncertainties and potential events. Any forward-looking statements contained in this prospectus and any accompanying prospectus supplement or documents incorporated by reference herein and therein represent the views of management only as of the dates presented and are presented for the purpose of assisting the holders of the Bank’s securities and analysts in understanding the Bank’s financial position, objectives and priorities, and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. Except as required by law, the Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf.

WHERE YOU CAN FIND MORE INFORMATION

In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, the Bank is subject to the informational reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files or furnishes reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Bank is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Bank’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. The Bank’s reports and other information filed with or furnished to the SEC are available, and reports and other information filed or furnished in the future with or to the SEC will be available, from the SEC’s Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym “EDGAR,” as well as from commercial document retrieval services. The Bank’s website address is www.scotiabank.com. The information contained on, or accessible through, the website does not constitute a part of this prospectus. The Bank has included the website address in this prospectus solely as an inactive textual reference.

The Bank has filed with the SEC, under the Securities Act, a registration statement on Form F-3 with respect to the securities and of which this prospectus forms a part. This prospectus does not contain all of the information that is set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to an exhibit, if applicable, for a more complete description of the matter, each such statement being qualified in its entirety by such reference. For further information with respect to the Bank and the securities, reference is made to the registration statement and the exhibits thereto, which are publicly available as described in the preceding paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in certain documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities under this prospectus:

•	Registration Statement on Form 40-FR12B filed on May 3, 2002;

•	Report on Form 6-K filed on April 9, 2015 (Acc-no: 0001193125-15-124428);

•	Annual Report on Form 40-F for the fiscal year ended October 31, 2025, filed on December 2, 2025;

•

Reports on Form 6-K filed on December  2, 2025 (seven filings) (Acc-nos: 0001193125-25-304589; 0001193125-25-304596; 0001193125-25-304603; 0001193125-25-304609; 0001193125-25-304617; 0001193125-25-304621; 0001193125-25-304627);

•	Report on Form 6-K filed on January 6, 2026 (Acc-no: 0001193125-26-003720);

•

Reports on Form 6-K filed on February  24, 2026 (six filings) (Acc-nos: 0001193125-26-065221; 0001193125-26-065231; 0001193125-26-065249; 0001193125-26-065262; 0001193125-26-065279; 0001193125-26-065285);

•	Report on Form 6-K filed on March 11, 2026 (Acc-no: 0001193125-26-101156);

•	Report on Form 6-K filed on April 2, 2026 (Acc-no: 0001279569-26-000266);

•	Reports on Form 6-K filed on April 14, 2026 (two filings) (Acc-nos: 0001193125-26-154742; 0001193125-26-154790);

•

Reports on Form 6-K filed on May  27, 2026 (six filings) (Acc-nos: 0001193125-26-240430; 0001193125-26-240458; 0001193125-26-240473; 0001193125-26-240496; 0001193125-26-240499; 0001193125-26-240503); and

•

Reports on Form 6-K filed on August  25, 2026 (six filings) (Acc-nos: 0001193125-26-364091; 0001193125-26-364103; 0001193125-26-364115; 0001193125-26-364120; 0001193125-26-364131; 0001193125-26-364142).

We may also incorporate any other Form 6-K that we furnish to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

The Bank of Nova Scotia

40 Temperance Street

Toronto, Ontario

Canada M5H 0B4

Attention: Corporate Secretary

Telephone: (416) 866-3672

RISK FACTORS

Investment in these securities is subject to various risks including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any securities, you should consider carefully the risks set out herein and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable prospectus supplements relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the Annual Report, as amended from time to time by the Bank’s quarterly reports and other filings with the SEC, which are incorporated herein by reference, including credit risk, market risk, liquidity risk, operational risk, cyber security and information technology risk, compliance risk, money laundering, terrorist financing and sanctions risk, environmental, social and governance risk, data management risk, model risk, reputational risk and strategic risk, the risks summarized under “Caution Regarding Forward-Looking Statements” above, as well as the following:

It may be difficult to enforce U.S. civil liability claims against the Bank.

The Bank is incorporated under the federal laws of Canada under the Bank Act (Canada) (the “Bank Act”). Substantially all of our directors and executive officers, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons, or to realize upon judgments rendered against us or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws. Based on the foregoing, it may not be possible for U.S. investors to enforce against us any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

Holders may not be entitled to receive U.S. dollars in a winding-up.

If you are entitled to any recovery with respect to your securities in any winding-up, you might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Canadian dollars.

Foreign Account Tax Compliance Act Withholding may affect payments on the securities.

Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, or similar law implementing an intergovernmental approach thereto (“FATCA”) may affect payments on the securities. See “United States Taxation—Foreign Account Tax Compliance Act Withholding” for a discussion of the effects of FATCA on the ownership of the securities.

Risks Related to the Bank’s Debt Securities

The Bank’s debt securities will be subject to risks, including non-payment in full or, in the case of bail-inable debt securities, conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of the Bank or any of its affiliates, under Canadian bank resolution powers.

Under Canadian bank resolution powers, the Canada Deposit Insurance Corporation (“CDIC”) may, in circumstances where the Bank has ceased, or is about to cease, to be viable, assume temporary control or ownership of the Bank and may be granted broad powers by one or more orders of the Governor in Council (Canada), each of which we refer to as an “Order,” including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank. As part of the Canadian bank resolution powers, certain provisions of, and regulations under, the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent of Financial Institutions (Canada) (the “Superintendent”) as domestic systemically important banks, which include the Bank. We refer to those domestic systemically important banks as “D-SIBs.” See “Description of the Debt Securities We May Offer—Canadian Bank Resolution Powers” for a description of the Canadian bank resolution powers, including the bail-in regime.

If the CDIC were to take action under the Canadian bank resolution powers with respect to the Bank, this could result in holders or beneficial owners of the debt securities being exposed to losses and, in the case of bail-inable debt securities, conversion of such bail-inable debt securities in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of the Bank or any of its affiliates, which we refer to as a “bail-in conversion.” Subject to certain exceptions discussed under “Description of the Debt Securities We May Offer—Canadian Bank Resolution Powers,” including for certain structured notes, senior debt securities issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that are unsecured or partially secured and that have been assigned a CUSIP or ISIN or similar identification number, are subject to bail-in conversion. Shares, other than common shares, and subordinated debt securities of the Bank are also subject to a bail-in conversion, unless they are non-viability contingent capital. We refer to senior debt securities that are subject to bail-in conversion as “bail-inable debt securities.”

Upon a bail-in conversion, if your bail-inable debt securities or any portion thereof are converted into common shares of the Bank or any of its affiliates, you will be obligated to accept those common shares, even if you do not at the time consider the common shares to be an appropriate investment for you, and despite any change in the Bank or any of its affiliates, or the fact that the common shares may be issued by an affiliate of the Bank, or any disruption to or lack of a market for the common shares or disruption to capital markets generally.

As a result, you should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the CDIC were to take action under the Canadian bank resolution powers, including the bail-in regime, and that any remaining outstanding debt securities, or common shares of the Bank or any of its affiliates into which bail-inable debt securities are converted, may be of little value at the time of a bail-in conversion and thereafter. Such losses may not be offset by compensation, if any, received as part of the compensation process.

The senior debt securities indenture will provide only limited acceleration and enforcement rights for bail-inable debt securities issued thereunder and includes other provisions intended to qualify bail-inable debt securities as TLAC.

In connection with the bail-in regime, the Office of the Superintendent of Financial Institutions’ (“OSFI”) guideline (the “TLAC Guideline”) on Total Loss Absorbing Capacity (“TLAC”) applies to and establishes standards for D-SIBs, including the Bank. Under the TLAC Guideline, the Bank is required to maintain a minimum capacity to absorb losses composed of unsecured external long-term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet certain prescribed criteria, which are discussed under “Description of the Debt Securities We May Offer—Canadian Bank Resolution Powers,” will constitute TLAC of the Bank.

In order to comply with the TLAC Guideline, where the bail-inable debt securities contain events of default, the indenture under which bail-inable debt securities may be issued provides that, for any bail-inable debt securities, acceleration will only be permitted (i) if we default in the payment of the principal of, or interest on, any debt security of that series and, in each case, the default continues for a period of 30 business days, or (ii) certain bankruptcy, insolvency or reorganization events occur.

Holders or beneficial owners of bail-inable debt securities may only exercise, or direct the exercise of, the rights described under “Description of the Debt Securities We May Offer—Events of Default—Remedies If an Event of Default Occurs” where an Order has not been made under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of the Bank. Notwithstanding the exercise of those rights, bail-inable debt securities will continue to be subject to bail-in conversion until repaid in full.

The senior debt securities indenture also provides that holders or beneficial owners of bail-inable debt securities will not be entitled to exercise, or direct the exercise of, any set-off or netting rights with respect to bail-inable debt securities. In addition, where an amendment, modification or other variance that can be made to the senior debt securities indenture or the bail-inable debt securities as described under “Description of the Debt Securities We May Offer—Modification and Waiver of the Debt Securities” would affect the recognition of those bail-inable debt securities by the Superintendent as TLAC, that amendment, modification or variance will require the prior approval of the Superintendent.

The circumstances surrounding a bail-in conversion are unpredictable and can be expected to have an adverse effect on the market price of bail-inable debt securities.

The decision as to whether the Bank has ceased, or is about to cease, to be viable is a subjective determination by the Superintendent that is outside the control of the Bank. Upon a bail-in conversion, the interests of depositors and holders of liabilities and securities of the Bank that are not converted will effectively all rank in priority to the portion of bail-inable debt securities that are converted. In addition, except as provided for under the compensation process, the rights of holders in respect of the bail-inable debt securities that have been converted will rank on parity with other holders of common shares of the Bank (or, as applicable, common shares of the affiliate whose common shares are issued on the bail-in conversion).

There is no limitation on the type of Order that may be made where it has been determined that the Bank has ceased, or is about to cease, to be viable. As a result, you may be exposed to losses through the use of Canadian bank resolution powers other than bail-in conversion or in liquidation. See “—The Bank’s debt securities will be subject to risks, including non-payment in full or, in the case of bail-inable debt securities, conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of the Bank or any of its affiliates, under Canadian bank resolution powers.” above.

Because of the uncertainty regarding when and whether an Order will be made and the type of Order that may be made, it will be difficult to predict when, if at all, bail-inable debt securities could be converted into common shares of the Bank or any of its affiliates, and there is not likely to be any advance notice of an Order. As a result of this uncertainty, trading behavior in respect of bail-inable debt securities may not follow trading behavior associated with convertible or exchangeable securities or, in circumstances where the Bank is trending towards ceasing to be viable, other senior debt securities. Any indication, whether real or perceived, that the Bank is trending towards ceasing to be viable can be expected to have an adverse effect on the market price of bail-inable debt securities, whether or not the Bank has ceased, or is about to cease, to be viable. Therefore, in those circumstances, holders of bail-inable debt securities may not be able to sell such bail-inable debt securities easily or at prices comparable to those of debt securities not subject to bail-in conversion.

The number of common shares to be issued in connection with, and the number of common shares that will be outstanding following, a bail-in conversion are unknown. It is also unknown whether the shares to be issued will be those of the Bank or one of its affiliates.

Under the bail-in regime, there is no fixed and pre-determined contractual conversion ratio for the conversion of bail-inable debt securities, or other shares or liabilities of the Bank that are subject to a bail-in conversion, into common shares of the Bank or any of its affiliates, nor are there specific requirements regarding whether liabilities subject to a bail-in conversion are converted into common shares of the Bank or any of its affiliates. CDIC determines the timing of the bail-in conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime, which are discussed under “Description of the Debt Securities We May Offer—Canadian Bank Resolution Powers.”

As a result, it is not possible to anticipate the potential number of common shares of the Bank or its affiliates that would be issued in respect of any bail-inable debt security converted in a bail-in conversion, the aggregate number of such common shares that will be outstanding following the bail-in conversion, the effect of dilution on the common shares received from other issuances under or in connection with an Order or related actions in respect of the Bank or its affiliates or the value of any common shares you may receive for your converted bail-inable debt securities, which could be significantly less than the principal amount of those bail-inable debt securities. It is also not possible to anticipate whether shares of the Bank or shares of its affiliates would be issued in a bail-in conversion. There may be an illiquid market, or no market at all, in the common shares issued upon a bail-in conversion and you may not be able to sell those common shares at a price equal to the value of your converted bail-inable debt securities and as a result may suffer significant losses that may not be offset by compensation, if any, received as part of the compensation process. Fluctuations in exchange rates may exacerbate those losses.

By acquiring bail-inable debt securities, you are deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of your bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion, other than those provided under the bail-in regime. Any potential compensation to be provided through the compensation process under the CDIC Act is unknown.

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who, immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a bail-in conversion. Given the considerations involved in determining the amount of compensation, if any, that a holder that held bail-inable debt securities may be entitled to following an Order, it is not possible to anticipate what, if any, compensation would be payable in such circumstances. By acquiring an interest in any bail-inable debt security, you are deemed to agree to be bound by a bail-in conversion and so will have no further rights in respect of your bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion, other than those provided under the bail-in regime. See “Description of the Debt Securities We May Offer—Canadian Bank Resolution Powers” in this prospectus for a description of the compensation process under the CDIC Act.

Following a bail-in conversion, holders or beneficial owners that held bail-inable debt securities that have been converted will no longer have rights against the Bank as creditors.

Upon a bail-in conversion, the rights, terms and conditions of the portion of bail-inable debt securities that are converted, including with respect to priority and rights on liquidation, will no longer apply as the portion of converted bail-inable debt securities will have been converted on a full and permanent basis into common shares of the Bank or any of its affiliates ranking on parity with all other outstanding common shares of that entity. If a bail-in conversion occurs, then the interest of the depositors, other creditors and holders of liabilities of the Bank not bailed in as a result of the bail-in conversion will all rank in priority to those common shares.

Given the nature of the bail-in conversion, holders or beneficial owners of bail-inable debt securities that are converted will become holders or beneficial owners of common shares at a time when the Bank’s and potentially its affiliates’ financial condition has deteriorated. They may also become holders or beneficial owners of common shares at a time when the relevant entity may have received or may receive a capital injection or equivalent support with terms that may rank in priority to the common shares issued in a bail-in conversion with respect to payment of dividends, rights on liquidation or other terms although there is no certainty that any such capital injection or support will be forthcoming.

We may redeem bail-inable debt securities after the occurrence of a TLAC Disqualification Event.

If a TLAC Disqualification Event (as defined herein) is specified in the applicable prospectus supplement, we may, at our option, with the prior approval of the Superintendent, redeem all but not less than all of the particular bail-inable debt securities prior to their stated maturity date after the occurrence of the TLAC

Disqualification Event, at the time or times and at the redemption price or prices specified in that prospectus supplement, together with unpaid interest accrued thereon to, but excluding, the date fixed for redemption. If we redeem bail-inable debt securities, you may not be able to reinvest the redemption proceeds in securities offering a comparable anticipated rate of return. Additionally, although the terms of the bail-inable debt securities are anticipated to be established to satisfy the TLAC criteria within the meaning of the TLAC Guideline to which the Bank is subject, it is possible that any bail-inable debt securities may not satisfy the criteria in future rulemakings or interpretations.

Although the indentures and our debt securities are primarily governed by New York law, certain provisions are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

The indentures and our debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except for the provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt securities indenture, the subordination provisions in the subordinated debt securities indentures, the non-viability contingent capital (“NVCC”) provisions in the NVCC subordinated debt securities indenture (or in the subordinated debt securities indenture pursuant to any amendment or supplement thereto) and certain provisions relating to the status of the senior debt securities, which will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Generally, in an action commenced in a Canadian court for the enforcement of an indenture or any debt securities, a plaintiff will be required to prove those non-Canadian laws as a matter of fact by the evidence of persons who are experts in those laws.

Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar debt security—i.e., a debt security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Debt securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions. The information in this prospectus is directed primarily at investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investments.

An investment in a non-U.S. dollar debt security involves currency-related risks.

An investment in a non-U.S. dollar debt security entails significant risks that are not associated with a similar investment in a debt security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which the Bank has no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable.

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a debt security denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt security, including the principal payable at maturity. That in turn could cause the market value of the debt security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular debt security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Government policy can adversely affect foreign currency exchange rates and an investment in a non-U.S. dollar debt security.

Foreign currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar debt securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar debt security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the debt security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Information about exchange rates will not be indicative of future performance.

If the Bank issues a non-U.S. dollar debt security, it may include in the relevant pricing supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that the Bank may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular debt security.

THE BANK OF NOVA SCOTIA

The Bank is a Canadian chartered bank under the Bank Act. The Bank Act is the charter of the Bank and governs its operations.

Scotiabank is a leading bank in the Americas. For the year ended October 31, 2025, the Bank’s operating segments are: Canadian Banking, International Banking, Global Wealth Management, Global Banking and Markets and Other. Canadian Banking provides a full suite of financial advice and banking solutions to over 11 million customers. International Banking is comprised of a strong and universal banking franchise that provides financial advice and solutions to over 8 million Retail, Commercial and Global Banking and Markets clients. Global Wealth Management is focused on delivering comprehensive wealth management advice and solutions to clients across the Bank’s footprint. Global Wealth Management serves over 2 million investment fund and advisory clients across 12 countries—administering over $750 billion in assets. Global Banking and Markets provides corporate clients with lending and transaction services, investment banking advice and access to capital markets. The Other segment includes Group Treasury, investments in certain associated corporations, and smaller operating segments and corporate items which are not allocated to a business line. Collectively, the Bank has approximately 86,431 employees (full-time equivalent) and the Bank’s customers are served by a network of 2,128 branches and offices, as of the financial year end (October 31, 2025). The Bank’s common shares trade on the TSX and the NYSE under the trading symbol “BNS”.

A list of the principal subsidiaries directly or indirectly owned or controlled by the Bank as at October 31, 2025 is incorporated by reference from the Annual Information Form attached as Exhibit 99.1 to the Bank’s 2025 Annual Report.

The registered and head office of the Bank is located at 1709 Hollis Street, Halifax, Nova Scotia, B3J 1W1 and its executive offices are located at 40 Temperance Street, Toronto, Ontario, M5H 0B4 and its telephone number is (416) 866-3672.

Certain Matters Relating to the Bank’s Board of Directors

Under the Bank Act, the Bank’s board of directors must have at least seven members and the Bank’s board of directors may establish a minimum and maximum number of directors under its by-laws. Under the Bank’s by-laws, the minimum number of directors is the minimum required by the Bank Act and the maximum number of directors is 35. The Bank’s by-laws also provide that the number of directors to be elected at any annual meeting of shareholders of the Bank will be fixed by the board of directors before the meeting. The Bank currently has 13 directors. The Bank Act requires that no more than two-thirds of the directors may be affiliated with the Bank, and no more than 15% of the directors may be employees of the Bank or a subsidiary of the Bank, except that up to four employees may be directors if they constitute not more than 50% of the directors. Under the Bank Act, a majority of the directors of the Bank must be resident Canadians and, except in limited circumstances, directors may not transact business at a meeting of directors at which a majority of the directors present are not resident Canadians. Under the Bank Act, the directors may not transact business at a meeting of the directors unless at least one of the directors who is not affiliated with the Bank is present unless an unaffiliated director subsequently approves the business transacted at the meeting. Subject to the Bank Act, a quorum for the transaction of business at any meeting of the board of directors shall consist of a majority of directors. The Bank Act also requires the directors of a bank to appoint from their members a chief executive officer who must ordinarily be resident in Canada.

Under the Bank Act, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the votes cast at a special meeting of shareholders. A vacancy created by such removal may be filled at the meeting or by a quorum of the directors. In accordance with the Bank’s governance policy, directors appointed or elected between December 3, 2010 and July 1, 2015 may serve on the board of directors until they attain the earlier of age 70 or the completion of a 15 year term, except that a Director who, at the age of 70, has not completed a 10 year term, will have their term extended for additional years to complete a minimum 10 year term. Directors elected or appointed after July 1, 2015 may serve on the board of directors until they attain the completion of a 12 year term. Notwithstanding the foregoing term limits, (1) the Chairman may serve in such capacity for a five-year term, and (2) pursuant to the Bank Act, the President and Chief Executive Officer serves on the board of directors so long as they hold such office.

Conflicts of Interest

The Bank Act contains detailed provisions with regard to a director’s power to vote on a material contract or material transaction in which the director is interested. These provisions include procedures for: disclosure of the conflict of interest and the timing for such disclosure; the presence of directors at board meetings where the contract or transaction giving rise to the conflict of interest is being considered, and voting with respect to the contract or transaction giving rise to the conflict of interest; and other provisions for dealing with such conflicts of interest. The Bank Act also contains detailed provisions regarding transactions with persons who are related parties of the Bank, including directors of the Bank. See “—Borrowing Powers.”

Compensation

The by-laws of the Bank have provisions with regard to remuneration of directors. The board of directors may, from time to time, by resolution determine their remuneration that may be paid, but such remuneration may not exceed in each year an aggregate cap set out in the by-laws, and individually may be in such amounts as the board may determine by resolution. The directors may also be paid their reasonable out-of-pocket expenses incurred in attending meetings of the board, shareholders or committees of the board.

Directors are required to hold common shares and/or directors’ deferred stock units (“DDSU”) with a value of not less than five times the equity portion of their remuneration ($1,000,000 for directors and $1,775,000 for the Chairman) and directors have five years to meet this requirement. Directors are required to take at least $200,000 (at least $355,000 in the case of the Chairman) of their annual board retainer in common shares or DDSUs, even after they meet the share ownership requirement. In addition to the above requirements, which apply throughout a director’s tenure on the board, directors are expected, absent unique or exceptional circumstances, to hold at least 1,000 Bank common shares within six months of joining the board. Directors are also expected to consider on an ongoing basis whether their level of share ownership is sufficient and appropriately aligns their interests with the long-term interests of other shareholders. The redemption value of a DDSU is equal to the market value of a common share at the time of redemption. The value of DDSUs is tied to the future value of the common shares. However, DDSUs do not entitle the holder to voting or other shareholder rights.

Borrowing Powers

The directors of the Bank may, without authorization of the shareholders, authorize the Bank to borrow money. The Bank Act, however, prohibits the Bank from entering into transactions with persons who are deemed to be related parties of the Bank, subject to certain exceptions. Related party transactions may include loans made on the credit of the Bank.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, the net proceeds to the Bank from the sale of securities will be added to the general funds of the Bank and utilized for general banking purposes.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

Set forth below is a summary of the material terms of the Bank’s share capital and certain provisions of the Bank Act and the Bank’s amended and restated by-laws as they relate to the Bank’s share capital. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s amended and restated by-laws and the actual terms and conditions of such shares.

Capital Stock

The authorized capital of the Bank consists of an unlimited number of common shares, without nominal or par value, and an unlimited number of preferred shares, without nominal or par value, issuable in series, in each case the aggregate consideration for which is also unlimited.

Common Shares

Voting. Holders of the Bank’s common shares are entitled to vote at all meetings of the Shareholders of the Bank, except meetings at which only the holders of preferred shares of the Bank are entitled to vote. Holders of common shares are entitled to one vote per share on all matters to be voted on by holders of common shares. Unless otherwise required by the Bank Act, any matter to be voted on by holders of common shares shall be decided by a majority of the votes cast on the matter.

Liquidation Rights. Upon the liquidation, dissolution or winding up of the Bank, whether voluntary or involuntary, the holders of common shares are entitled to receive the remaining property of the Bank available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred shares.

Preemptive, Subscription, Redemption and Conversion Rights. Holders of common shares, as such, have no preemptive, subscription, redemption or conversion rights.

Dividends. Holders of common shares are entitled to receive dividends as and when declared by the board of directors of the Bank, subject to the preference of the holders of the preferred shares of the Bank. The Bank’s dividends have historically been declared on a quarterly basis in Canadian dollars. As a matter of practice, at the request of a shareholder to the transfer agent or broker, the Bank will pay dividends to a U.S. holder of common shares, if and when a dividend is declared, in U.S. dollars. The declaration and payment of dividends and the amount of the dividends is subject to the discretion of the board of directors, and will be dependent upon the results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends by the Bank and other factors deemed relevant by the board of directors.

Preferred Shares

This section describes the general terms and provisions of our preferred shares. The applicable prospectus supplement will describe the specific terms of the preferred shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preferred shares.

General. The board of directors is authorized, subject to the provisions of the Bank Act, without shareholder approval, to divide any unissued preferred shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions of each such series, and to change the rights, privileges, restrictions and conditions attached to unissued preferred shares of any series.

NVCC Provisions. Effective January 1, 2013, in accordance with capital adequacy requirements adopted by the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”), non-common capital instruments issued after January 1, 2013, including preferred shares, must include terms providing for the full and permanent conversion of such securities into common shares upon the occurrence of certain trigger events relating to financial viability (see “Description of The Debt Securities We May Offer—Non-Viability Contingent Capital Provisions”) in order to qualify as regulatory capital. As of January 1, 2013, all outstanding capital instruments that do not meet the NVCC requirement will be considered non-qualifying capital instruments and will be phased out beginning January 1, 2013.

Priority. The preferred shares, as a class, are entitled to preference over common shares and over any other shares ranking junior to the preferred shares with respect to the payment of dividends and distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank, or any other distribution of the assets among shareholders for the purpose of winding-up the affairs of the Bank, provided that a trigger event has not occurred as contemplated under the specific NVCC Provisions (as described above and defined herein) applicable to such preferred shares. The preferred shares of each series rank on a parity with the preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Bank, or any other distribution of the assets among shareholders for the purpose of winding-up the affairs of the Bank. However, in the event of the occurrence of a trigger event under the NVCC Provisions, the priority of the preferred shares will not be relevant since all preferred shares will be converted into our common shares which will rank on a parity with all other common shares issued by us.

Restriction. Under the terms of the Bank Act, the approval of the holders of the preferred shares is required for the creation of any class of shares ranking prior to or on a parity with the preferred shares.

Voting. Except as required under the Bank Act or in the rights, privileges, restrictions or conditions attached to any series before the issue thereof, the holders of preferred shares are not entitled to receive notice, to attend or to vote at any meeting of the shareholders of the Bank. Any approval to be given by the holders of preferred shares may be given by a resolution carried by the affirmative vote of not less than 66-2/3% of the votes cast at a meeting of holders of preferred shares at which a majority of the outstanding preferred shares is represented or, if no quorum is present at such meeting, at any adjourned meeting at which no quorum requirements would apply.

Limitations Affecting Holders of Common and Preferred Shares

Restraints on Bank Shares Under the Bank Act

In accordance with the Bank Act, no person or group of associated persons may own more than 10% of any class of shares of the Bank without the approval of the Minister of Finance (Canada) (the “Minister”). No person may be a major shareholder of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank if: (a) the aggregate number of shares of any class of voting shares beneficially owned by that person and that are beneficially owned by any entities controlled by that person is more than 20% of that class of voting shares; or (b) the aggregate number of shares of any class of non-voting shares beneficially owned by that person and that are beneficially owned by any entities controlled by that person is more than 30% of that class of non-voting shares.

The Minister may only approve the acquisition of up to 30% of the shares of any class of non-voting shares and up to 20% of the shares of a class of voting shares of the Bank, provided, in each case, that the person acquiring those shares does not have direct or indirect influence over the Bank that, if exercised, would result in that person having control in fact of the Bank. No person may have a “significant interest” in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister. In addition, the Bank is not permitted to record any transfer or issue of any shares of the Bank if the transfer or issue would cause the person to have a significant interest in a class of shares, unless the prior approval of the Minister is obtained. No person who has a significant interest in the Bank may exercise any voting rights attached to the shares held by that person, unless the prior approval of the Minister for the acquisition of the significant interest is obtained. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. If a person contravenes any of these restrictions, the Minister may, by order, direct that person to dispose of all or any portion of those shares. Holders of securities of the Bank may be required to furnish declarations relating to ownership in a form prescribed by the Bank.

Furthermore, the Bank Act prohibits the bank, including the Bank, from recording a transfer or issuing shares of any class to the Government of Canada, or of any province thereof, to any foreign government or the government of any state, province or other political subdivision of a foreign country or to any agent or agency of any of the foregoing, except in certain circumstances that requires the consent of the Minister.

Bank Act and Government Restrictions and Approvals

Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including its common shares, unless the consent of OSFI has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the declaration and payment of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or any capital or liquidity directions of OSFI. The Bank is prohibited from declaring dividends on its preferred or common shares when it would be, as a result of paying such a dividend, in contravention of the capital adequacy and liquidity regulations of the Bank Act or any capital or liquidity directions of OSFI.

The government of Canada placed a moratorium on mergers among Canada’s largest financial institutions in 2003, including the Bank and its peers, pending a further review of Canada’s bank merger policy. A review of the government’s bank merger policy is not currently a priority and as a result, it is unlikely that the Minister would grant an approval for a merger between any large Canadian financial institutions at this time.

The restrictions contained in the Bank Act and the Canadian government’s policies may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders.

Amendments to the Rights, Privileges, Restrictions and Conditions of the Bank’s Share Capital

Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the board of directors of the Bank by making, amending or repealing the by-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act and the Bank’s by-laws, and the shareholders must approve the by-law, amendment to or repeal of the by-law by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the by-laws of the Bank.

Meetings of the Shareholders

Quorum

The Bank Act permits a bank to establish under its by-law the quorum requirement for meetings of shareholders. The Bank’s by-laws provide that a quorum at any meeting of shareholders will be at least two shareholders present in person or represented by proxy who, together, hold or represent by proxy, at least 25% of the outstanding shares of the Bank entitled to vote at the meeting.

Annual Meetings; Shareholder Proposals

The Bank is required to hold an annual meeting of shareholders not later than six months after the end of each financial year on such day and at such time as its directors shall determine, unless such longer period is permitted under the Bank Act, applicable laws and applicable stock exchange requirements.

Proposals by shareholders of a bank may be made by certain registered or beneficial holders of shares that are entitled to vote at an annual meeting of shareholders. To be eligible to submit any shareholder proposal, a shareholder must satisfy certain eligibility criteria set forth in the Bank Act. Under the Bank Act, shareholder proposals may only be submitted at annual meetings of shareholders. A shareholder eligible to submit a proposal and entitled to vote at an annual meeting of shareholders may submit to the Bank notice of any matter that the shareholder proposes to raise at the meeting provided that, among other things, the proposal is submitted to the Bank at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the Bank’s previous annual meeting of shareholders.

If the Bank solicits proxies for such annual meeting, it is required to set out in the management proxy a proposal submitted by a shareholder for consideration at such meeting. If so requested by a shareholder who submits a proposal to the Bank, the Bank is required to include in the management proxy circular, or attach thereto, a statement by the shareholder in support of the proposal and the name and address of the shareholder. The proposal and the statement together are not to exceed 500 words. Under the Bank Act, a proposal may include nominations for the election of directors if it is signed by one or more holders of shares representing in the aggregate not less than 5% of the issued and outstanding shares of the Bank or 5% of the issued and outstanding shares of a class of shares of the Bank entitled to vote at the meeting at which the proposal is to be presented.

The Bank is not required to comply with the obligations to include the proposal, or a statement of the shareholder submitting a proposal, in its management proxy circular, if

•	the proposal is not submitted to the Bank at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the previous annual meeting of shareholders;

•	it clearly appears that the primary purpose of the proposal is to enforce a personal claim or redress a personal grievance against the Bank or its directors, officers or security holders;

•	it clearly appears that the proposal does not relate in a significant way to the business or affairs of the Bank;

•

the person submitting the proposal failed within the prescribed period before the Bank receives their proposal to present, in person or by proxy, at a meeting of shareholders a proposal that at their request had been set out in or attached to a management proxy circular;

•

substantially the same proposal was set out in or attached to a management proxy circular or dissident’s proxy circular relating to, and presented to shareholders at, a meeting of shareholders of the Bank held within the prescribed period before the receipt of the proposal and did not receive the prescribed minimum amount of support at the meeting; or

•	the rights to submit a proposal as described above are being abused to secure publicity.

If the Bank refuses to include a proposal in a management proxy circular, it is obligated to notify the shareholder in writing of such refusal and its reasons for such refusal. The shareholder may apply to a court if such shareholder claims it has been aggrieved by such refusal, and the court may restrain the holding of the meeting at which the proposal is sought to be presented and may make such further order it thinks fit. In addition, if the Bank claims to be aggrieved by the proposal, it may apply to a court for an order permitting the Bank to omit the proposal from the management proxy circular.

Special Meetings

Under the Bank Act, special meetings of shareholders may be called at any time by the board of directors. In addition, subject to certain provisions of the Bank Act, the holders of not less than 5% of the issued and outstanding shares of the Bank that carry the right to vote at a meeting may requisition that the directors call a meeting of shareholders for the purpose stated in the requisition and may call the special meeting if the directors do not do so within 21 days after receiving the request.

Size of Board of Directors

The Bank Act requires that the number of directors on the Bank’s board of directors be at least seven. All directors of the Bank are elected annually. The Bank Act also requires that at least a majority of the directors must be, at the time of each director’s election or appointment, resident Canadians.

Anti-Takeover Provisions and Ownership Provisions

Rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions, contain requirements in connection with “related party transactions.” A related party transaction means, among other things, any transaction in which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

“Related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

If a transaction is determined to be a related party transaction, Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with the related party transaction, including disclosure related to the valuation.

Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

In addition, under the Bank Act, a sale of all or substantially all of the Bank’s assets to another financial institution or an amalgamation must also be approved by the shareholders by a vote of not less than two-thirds of the votes cast by shareholders who voted in respect of the special resolution, with each share carrying the right to vote whether or not it otherwise carries the right to vote. The holders of each class or series of shares which is affected differently by the sale from the shares of any other class or series are entitled to vote separately as a class or series. The Minister must also approve any such sale or amalgamation involving the Bank.

These restrictions, in addition to those imposed by the Bank Act relating to the purchase or other acquisition, issue, transfer and voting of shares of the Bank’s common shares may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders. See “—Limitations Affecting Holders of Common and Preferred Shares.”

Rights of Inspection

Any person is entitled to a basic list of the Bank’s shareholders and may request the Bank to furnish such list within 10 days after receipt by the Bank of an affidavit, swearing that the list will not be used except in accordance with a permitted purpose, and payment of a reasonable fee. Further, shareholders and creditors of the Bank and their personal representatives may examine certain limited records of the Bank during its usual business hours and may take extracts therefrom, free of charge, or have copies made thereof on payment of a reasonable fee.

Transfer Agent and Registrar

The registrar and transfer agent for the Bank’s common and preferred shares is Computershare Trust Company of Canada at the following addresses: Computershare Trust Company of Canada, 320 Bay Street, 14th Floor, Toronto, Ontario, M5H 4A6 and Computershare Trust Company, N.A., C/O Shareholder Services, 150 Royall Street, Canton, Massachusetts, 02021.

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

References to “the Bank,” “us,” “we” or “our” in this section mean The Bank of Nova Scotia, and do not include the subsidiaries of The Bank of Nova Scotia. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustees maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

The following description sets forth certain general terms and provisions of the debt securities. We will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a prospectus supplement. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt Securities May Be Senior or Subordinated

We may issue debt securities which may be senior or subordinated in right of payment. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will be issued under our senior debt securities indenture described below and will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The subordinated debt securities will be issued under one of our subordinated debt securities indentures described below and will be subordinate in right of payment to all of our senior indebtedness, as set forth in the applicable subordinated debt securities indenture. None of the indentures limit our ability to incur additional indebtedness.

The Bank’s debt securities issued on or after September 23, 2018 may, depending on their terms, be subject to the bail-in regime (as defined below under “—Canadian Bank Resolution Powers”) and bail-in conversion (as defined below under “—Special Provisions Related to Bail-inable Debt Securities”).

In the event we become insolvent, our governing legislation provides that priorities among payments of our deposit liabilities (including payments in respect of the senior debt securities) and payments of all of our other liabilities (including payments in respect of the subordinated debt securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. In addition, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Neither the senior debt securities nor the subordinated debt securities will constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

When we refer to “debt securities” or “debt security” in this section, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Securities Indentures

The senior debt securities and the subordinated debt securities are each governed by indentures—the senior debt securities indenture, as amended and supplemented by the first supplemental indenture and the second supplemental indenture thereto, in the case of the senior debt securities, and either the subordinated debt securities indenture or the subordinated debt securities indenture (Non-Viability Contingent Capital)(NVCC) (the “NVCC subordinated debt securities indenture”), in the case of the subordinated debt securities. When we refer herein to the “indentures,” we mean the senior debt securities indenture as supplemented, the subordinated debt securities indenture and the NVCC subordinated debt securities indenture, collectively, when we refer to the “indenture,” we mean the senior debt securities indenture as supplemented, the subordinated debt securities indenture or the NVCC subordinated debt securities indenture, as applicable, and when we refer to the “subordinated debt securities indentures,” we mean the subordinated debt securities indenture and the NVCC subordinated debt securities indenture. Each indenture is a contract between us, Computershare Trust Company, National Association, as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee, which act as trustees. When we refer to the “trustees,” we mean both the U.S. trustee and the Canadian trustee, and when we refer to the “trustee,” we mean either the U.S. trustee or the Canadian trustee, as applicable. The indentures are subject to and governed by the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and applicable Canadian trust indenture legislation. The indentures are substantially identical, except for:

•	the events of default, which are more limited in the subordinated debt securities indentures;

•	the subordination provisions, which are included only in the subordinated debt securities indentures;

•	the bail-inable debt securities provisions, which are included only in the senior debt securities indenture; and

•

the non-viability contingent capital provisions, which are included only in the NVCC subordinated debt securities indenture, unless otherwise included in the subordinated debt securities indenture by way of supplemental indenture.

Reference to the indenture or the trustees, with respect to any debt securities, means the indenture under which those debt securities are issued and the trustees under that indenture.

The trustees have two main roles:

•

The trustees can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustees act on behalf of holders, described below under “—Events of Default—Remedies If an Event of Default Occurs.”

•	The trustees perform administrative duties for us, such as sending interest payments and notices to holders and transferring a holder’s debt securities to a new buyer if a holder sells.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities will be governed by New York law, except for the provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt securities indenture, the subordination provisions in the subordinated debt securities indentures, the non-viability contingent capital provisions in the NVCC subordinated debt securities indenture (or in the subordinated debt securities indenture pursuant to any amendment or supplement thereto) and certain provisions relating to the status of the senior debt securities, which will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. A copy of each of the senior debt securities indenture and the first supplemental indenture and the second supplemental indenture thereto, the subordinated debt securities indenture and the NVCC subordinated debt securities indenture is an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities as we wish under each indenture. The provisions of the senior debt securities indenture and the subordinated debt securities indentures allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of debt securities and issue additional debt securities of that series. The Bank does not intend to re-open a previous issue of a series of debt securities where such re-opening would have the effect of making the debt securities of such series subject to bail-in conversion. We may issue debt securities in amounts that exceed the total amount specified on the cover of your applicable prospectus supplement at any time without your consent and without notifying you. In addition, we may issue additional debt securities of any series at any time without your consent and without notifying you. We may also issue other securities at any time without your consent and without notifying you. The indentures do not limit our ability to incur other indebtedness or to issue other securities, and we are not subject to financial or similar restrictions under the indentures.

This section summarizes the material terms of the debt securities that are common to all series, subject to any modifications contained in an applicable prospectus supplement. Most of the specific terms of your series will be described in the applicable prospectus supplements accompanying this prospectus. As you read this section, please remember that the specific terms of your debt security as described in the applicable prospectus supplements will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable prospectus supplements and this prospectus, the information in the most recent applicable prospectus supplement will control. Accordingly, the statements we make in this section may not apply to your debt securities. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures and the applicable series of debt securities, including definitions of certain terms used in the indentures and the applicable series of debt securities. In this summary, we describe the meaning of only some of the more important terms. You must look to the indentures or the applicable series of debt securities for the most complete description of what we describe in summary form in this prospectus.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. An applicable prospectus supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed debt securities or debt securities denominated in foreign currencies or currency units, as described in more detail in an applicable prospectus supplement relating to any of the particular debt securities. An applicable prospectus supplement relating to specific debt securities will also describe any special considerations and any additional material tax considerations applicable to such debt securities.

When we refer to a series of debt securities, we mean a series issued under the indenture pursuant to which the debt securities will be issued. Each series is a single distinct series under the indenture pursuant to which they will be issued and we may issue debt securities of each series in such amounts, at such times and on such terms as we wish. The debt securities of each series will differ from one another, and from any other series, in their terms, but all debt securities of a series together will constitute a single series for all purposes under the indenture pursuant to which they will be issued.

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplements will describe the terms of any debt securities being offered, including:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•

whether the debt securities are bail-inable debt securities (as defined below under “—Special Provisions Related to Bail-inable Debt Securities”) and, if so, the specific terms of any bail-inable debt securities;

•	the specific terms of any NVCC Provisions (as defined below under “—Special Provisions Related to the Subordinated Debt Securities—Non-Viability Contingent Capital Provisions”);

•	the specific terms of any limited recourse provisions;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest, if any, on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates, if any, on which the series of debt securities will mature;

•

the rate or rates (which may be fixed or variable) per annum, at which the series of debt securities will bear interest, if any, how to calculate the interest rate or rates and the date or dates from which that interest, if any, will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at our option or the option of the holder;

•

if applicable, the date after which, the price at which, the periods within which and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•

if the debt securities may be converted into or exercised or exchanged for other of our securities, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of our securities issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of US$2,000 and integral multiples of US$1,000 in excess thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•

if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and/or interest on the series of debt securities;

•	the applicability of the provisions described under “—Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “—Events of Default” below;

•

if the series of debt securities will be issuable only in the form of a global debt security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global debt security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

Market-Making Transactions

One or more of our subsidiaries may purchase and resell debt securities in market-making transactions after their initial issuance. If you purchase debt securities issued before September 23, 2018 in a market making transaction, those debt securities will not be bail-inable debt securities, even though the applicable prospectus supplement may not specify that your debt security is not a bail-inable debt security.

We may also, subject to applicable law and any required regulatory approval, purchase debt securities in the open market or in private transactions to be held by us or cancelled.

Covenants

Except as described in this sub-section or as otherwise provided in an applicable prospectus supplement with respect to any series of debt securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor do they contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example, a highly leveraged transaction, except as otherwise specified in this prospectus or any applicable prospectus supplement.

Mergers and Similar Events

Each of the indentures provide that we are permitted to merge, amalgamate, consolidate or otherwise combine with another entity, or to sell or lease substantially all of our assets to another entity, as long as the following conditions are met:

•

When we merge, amalgamate, consolidate or otherwise are combined with another entity, or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, our obligations under such indenture and the debt securities issued thereunder.

•

The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under such indenture. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded.

If the conditions described above are satisfied, we will not need to obtain the consent of the holders of the debt securities in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell or lease substantially all of our assets.

We will not need to satisfy the conditions described above if we enter into other types of transactions, including:

•	any transaction in which we acquire the stock or assets of another entity but in which we do not merge, amalgamate, consolidate or otherwise combine;

•	any transaction that involves a change of control but in which we do not merge, amalgamate, consolidate or otherwise combine; or

•	any transaction in which we sell less than substantially all of our assets.

It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the indenture and the debt securities issued under that indenture.

Changes Requiring Consent of All Holders. First, there are changes that cannot be made to the indenture or the debt securities without the consent of each holder of a series of debt securities affected in any material respect by the change under a particular indenture. The following is a list of those types of changes:

•	change the stated maturity, if any, of the principal of a debt security;

•	reduce the interest on a debt security, except as may be permitted by the indenture;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the currency of payment on a debt security;

•	change the place of payment for a debt security;

•	impair a holder’s right to sue for payment;

•	impair a holder’s right to require repurchase on the original terms of those debt securities that provide a right of repurchase;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Consent. The second type of change to the indenture and the debt securities is the kind that requires the consent of holders of debt securities owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “—Changes Requiring Consent of All Holders” unless we obtain the individual consent of each holder to the waiver.

Changes Not Requiring Consent. The third type of change to the indenture and the debt securities does not require the consent by holders of debt securities. This type is limited to the issuance of new series of debt securities under the indenture, clarifications and certain other changes that would not adversely affect in any material respect the interests of the holders of the debt securities of any series.

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the consent of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions. The fourth type of change to the indenture and the debt securities is the kind that requires the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class. We may not modify the subordination provisions of the subordinated debt securities indentures in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class. Additionally, any modification to the terms and conditions of the subordinated debt securities which might affect the classification afforded the subordinated debt securities under the capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder will require the prior written approval of the Superintendent.

Modification of Bail-inable Debt Securities. Where an amendment, modification or other variance that can be made to the senior debt securities indenture or the bail-inable debt securities would affect the recognition of those bail-inable debt securities by the Superintendent as TLAC (as defined below under “—Canadian Bank Resolution Powers”), that amendment, modification or variance will require the prior approval of the Superintendent.

Further Details Concerning Voting. When seeking consent, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known, we will use a special rule for that debt security described in the applicable prospectus supplement.

•	For debt securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of those debt securities. Debt securities will also not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if they have been fully defeased as described below under “—Defeasance—Full Defeasance” or if we or one of our affiliates is the beneficial owner of the debt securities.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustees will be entitled to set a record date for action by holders. If the trustees or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. We or the trustees, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Special Provisions Related to Bail-inable Debt Securities

The senior debt securities indenture provides for certain provisions applicable to bail-inable debt securities. The prospectus supplement will describe the specific terms of bail-inable debt securities we may issue and specify whether or not your debt security is a bail-inable debt security.

Subject to certain exceptions discussed under “—Canadian Bank Resolution Powers,” including for certain structured notes, senior debt securities issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that are unsecured or partially secured and that have been assigned a CUSIP or ISIN or similar identification number, are subject to conversion in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of the Bank or any of its affiliates under the bail-in regime, which we refer to as a “bail-in conversion.” Shares, other than common shares, and subordinated debt securities of the Bank are also subject to a bail-in conversion, unless they are non-viability contingent capital. We refer to senior debt securities that are subject to bail-in conversion as “bail-inable debt securities.”

Agreement with Respect to the Exercise of Canadian Bail-in Powers

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to (i) agree to be bound, in respect of the bail-inable debt securities, by the CDIC Act, including the conversion of the bail-inable debt securities, in whole or in part—by means of a transaction or series of transactions and in one or more steps—into common shares of the Bank or any of its affiliates under subsection 39.2(2.3) of the CDIC Act and the variation or extinguishment of the bail-inable debt securities in consequence, and by the application of the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the operation of the CDIC Act with respect to the bail- inable debt securities; (ii) attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to the CDIC Act and those laws; and (iii) acknowledge and agree that the terms referred to in clauses (i) and (ii) above, are binding on that holder or beneficial owner despite any provisions in the senior debt securities indenture or the bail-inable debt securities, any other law that governs the bail-inable debt securities and any other agreement, arrangement or understanding between that holder or beneficial owner and the Bank with respect to the bail-inable debt securities.

Holders and beneficial owners of bail-inable debt securities will have no further rights in respect of their bail-inable debt securities to the extent those bail-inable debt securities are converted in a bail-in conversion, other than those provided under the bail-in regime, and by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that bail-inable debt security is deemed to irrevocably consent to the converted portion of the principal amount of that bail-inable debt security and any accrued and unpaid interest thereon being deemed paid in full by the Bank by the issuance of common shares of the Bank (or, if applicable, any of its affiliates) upon the occurrence of a bail-in conversion, which bail-in conversion will occur without any further action on the part of that holder or beneficial owner or the trustees; provided that, for the avoidance of doubt, this consent will not limit or otherwise affect any rights that holders or beneficial owners may have under the bail-in regime.

TLAC Disqualification Event Redemption

If a TLAC Disqualification Event (as defined herein) is specified in the applicable prospectus supplement, we may, at our option, with the prior approval of the Superintendent, redeem all but not less than all of the particular bail-inable debt securities prior to their stated maturity date after the occurrence of the TLAC Disqualification Event, at the time or times and at the redemption price or prices specified in that prospectus supplement, together with unpaid interest accrued thereon to, but excluding, the date fixed for redemption.

A “TLAC Disqualification Event” means OSFI has advised the Bank in writing that the bail-inable debt securities issued under the applicable prospectus supplement will no longer be recognized in full as TLAC under the TLAC Guideline as interpreted by the Superintendent, provided that a TLAC Disqualification Event will not occur where the exclusion of those bail-inable debt securities from the Bank’s TLAC requirements is due to the remaining maturity of those bail-inable debt securities being less than any period prescribed by any relevant eligibility criteria applicable as of the issue date of those bail-inable debt securities.

No Set-Off or Netting Rights

Holders and beneficial owners of bail-inable debt securities will not be entitled to exercise, or direct the exercise of, any set-off or netting rights with respect to their bail-inable debt securities.

Approval of Redemption, Repurchases and Defeasance

Where the redemption, repurchase or any full defeasance or covenant defeasance with respect to bail-inable debt securities would result in the Bank not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline, that redemption, repurchase, defeasance or covenant defeasance will be subject to the prior approval of the Superintendent.

Trustee and Trustee’s Duties

The trustees will undertake certain procedures and seek certain remedies in the event of an event of default or a default. See “—Events of Default.” However, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to acknowledge and agree that the bail-in conversion will not give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security, to the extent permitted by the Trust Indenture Act, is deemed to waive any and all claims, in law and/or in equity, against the trustees, for, agrees not to initiate a suit against the trustees in respect of, and agrees that the trustees will not be liable for, any action that the trustees take, or abstain from taking, in either case in accordance with the bail-in regime.

Additionally, by its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to acknowledge and agree that, upon a bail-in conversion or other action pursuant to the bail-in regime with respect to bail-inable debt securities,

•

the trustees will not be required to take any further directions from holders of those bail-inable debt securities under Section 512 of the senior debt securities indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the debt securities to direct certain actions relating to the debt securities; and

•	the senior debt securities indenture will not impose any duties upon the trustees whatsoever with respect to a bail-in conversion or such other action pursuant to the bail-in regime.

Notwithstanding the foregoing, if, following the completion of a bail-in conversion, the relevant bail-inable debt securities remain outstanding (for example, if not all bail-inable debt securities are converted), then the trustees’ duties under the senior debt securities indenture will remain applicable with respect to those bail-inable debt securities following such completion to the extent that the Bank and the trustees will agree pursuant to a supplemental indenture or an amendment to the senior debt securities indenture; provided, however, that notwithstanding the bail-in conversion, there will at all times be a trustee for the bail-inable debt securities in accordance with the senior debt securities indenture, and the resignation and/or removal of either of the trustees, the appointment of a successor trustee and the rights of the trustees or any successor trustee will continue to be governed by the senior debt securities indenture, including to the extent no additional supplemental indenture or amendment to the senior debt securities indenture is agreed upon in the event the relevant bail-inable debt securities remain outstanding following the completion of the bail-in conversion.

DTC—Bail-in Conversion

Upon a bail-in conversion, we will provide a written notice to The Depository Trust Company (“DTC”) and the holders of bail-inable debt securities through DTC as soon as practicable regarding such bail-in conversion. We will also deliver a copy of such notice to the trustees for information purposes.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such bail-inable debt security to take any and all necessary action, if required, to implement the bail-in conversion or other action pursuant to the bail-in regime with respect to the bail-inable debt security, as it may be imposed on it, without any further action or direction on the part of that holder or beneficial owner, the trustees or the paying agent.

Clearing Systems

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of an interest in that bail-inable debt security is deemed to have authorized, directed and requested any clearing system and any direct participant in such clearing system or other intermediary through which it holds such bail-inable debt security to take any and all necessary action, if required, to implement the bail-in conversion or any other action pursuant to the bail-in regime with respect to such bail-inable debt security, as may be imposed on it, without any further action or direction on the part of that holder or beneficial owner, the trustees or the paying agent.

Subsequent Holders’ Agreement

Each holder or beneficial owner of a bail-inable debt security that acquires an interest in the bail-inable debt security in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any holder or beneficial owner is deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners that acquired an interest in the bail-inable debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the bail-inable debt securities related to the bail-in regime.

Submission to Jurisdiction

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that bail-inable debt security is deemed to attorn and submit to the jurisdiction of the courts in the Province of Ontario with respect to actions, suits and proceedings arising out of or relating to the operation of the CDIC Act and the laws of the Province of Ontario and the federal laws of Canada applicable therein in respect of the senior debt securities indenture and the bail-inable debt securities.

Special Provisions Related to the Subordinated Debt Securities

The subordinated debt securities issued under the subordinated debt securities indentures will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to our deposits. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt securities indentures may prohibit us from making payments on these debt securities.

If we become insolvent or are wound-up, the subordinated debt securities will rank subordinate in right of payment to the prior payment in full of all indebtedness of the Bank then outstanding, other than liabilities which, by their terms, rank in right of payment equally with or subordinate to the subordinated indebtedness, and in accordance with the terms of such liabilities or such other indebtedness under certain circumstances and, except as otherwise provided in an applicable prospectus supplement with respect to any series of subordinated debt securities, will rank equally with, but not prior to, all other Subordinated indebtedness.

For these purposes, “indebtedness” at any time means:

(1)	all deposit liabilities of the Bank; and

(2)

all other liabilities and obligations of the Bank which in accordance with the accounting rules established for Canadian chartered banks issued under the authority of the Superintendent appointed pursuant to OSFI pursuant to the Bank Act or with IFRS, as the case may be, would be included in determining the total liabilities of the Bank at such time, other than liabilities for paid-up capital, contributed surplus, retained earnings and general reserves of the Bank.

“Subordinated indebtedness” at any time means:

(1)	the liability of the Bank in respect of the principal of and premium, if any, and interest on its outstanding subordinated indebtedness;

(2)

any indebtedness which ranks equally with and not prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinated thereto pursuant to the terms of the instrument evidencing or creating the same; and

(3)

any indebtedness which ranks subordinate to and not equally with or prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinate pursuant to the terms of the instrument evidencing or creating the same.

The subordination provisions of the subordinated debt securities indentures are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Non-Viability Contingent Capital Provisions

In accordance with capital adequacy requirements adopted by the OSFI, in order to qualify as regulatory capital, non-common capital instruments issued after January 1, 2013, including subordinated debt securities, must include terms providing for the full and permanent conversion of such securities into common shares of the Bank upon the occurrence of a Trigger Event (the “NVCC Provisions”).

“Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2—Definition of Capital, dated November 2025, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•

the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

The specific terms of any NVCC Provisions for any subordinated debt securities that we issue under this prospectus will be described in one or more prospectus supplements relating to such subordinated debt securities.

If subordinated debt securities issued under the subordinated debt securities indentures are converted into common shares in accordance with NVCC Provisions, the rights, terms and conditions of such securities, including with respect to priority and rights on liquidation, will no longer be relevant (except under limited circumstances) as all such securities will have been converted on a full and permanent basis into common shares ranking on parity with all other outstanding common shares of the Bank.

The NVCC Provisions of the NVCC subordinated debt securities indenture (or in the subordinated debt securities indenture pursuant to any amendment or supplement thereto) will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

The NVCC Provisions do not apply to senior debt securities offered under this prospectus.

Conversion or Exchange of Debt Securities

If and to the extent mentioned in the applicable prospectus supplements, any debt securities may be optionally or mandatorily convertible or exchangeable for other securities of the Bank, into the cash value therefor or into any combination of other securities and cash. The specific terms on which any debt securities may be so converted or exchanged will be described in the applicable prospectus supplements. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the holders of the debt securities would receive would be calculated at the time and manner described in the applicable prospectus supplements.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the applicable prospectus supplements. The following discussion of full defeasance and covenant defeasance will not be applicable to subordinated debt securities that are subject to the NVCC Provisions. Any full defeasance or covenant defeasance with respect to bail-inable debt securities that would result in the Bank not meeting the TLAC requirements applicable to it pursuant to the TLAC Guideline will be subject to the prior approval of the Superintendent.

Full Defeasance. If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities of a series, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•

We must deposit in trust for the benefit of all holders of the debt securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

There must be a change in current U.S. federal income tax law or a ruling by the U.S. Internal Revenue Service that lets us make the above deposit without causing the holders to be taxed on the debt securities of that series any differently than if we did not make the deposit and just repaid the debt securities of that series ourselves. (Under current U.S. federal income tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•

We must deliver to the trustees a legal opinion of our counsel confirming the tax-law change described above and that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Even without a change in current U.S. federal income tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the debt securities of a series that may be described in the applicable prospectus supplements. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government, U.S. government agency or U.S. government-sponsored entity notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

Deposit in trust for the benefit of all holders of the debt securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates

•

Deliver to the trustees a legal opinion of our counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indentures and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the applicable prospectus supplements.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall.

Events of Default

You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the senior debt securities indenture, for bail-inable debt securities of a series issued on or after September 23, 2018, “event of default” means any of the following:

•	We default in the payment of the principal of, or interest on, any debt security of that series and, in each case, the default continues for a period of 30 business days.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in an applicable prospectus supplement occurs.

Notwithstanding the foregoing, if you purchase senior debt securities that are part of a series created before September 23, 2018 or if your senior debt security is not otherwise a bail-inable debt security, “event of default” means any of the following:

•	We do not pay the principal of or any premium on a debt security of that series within five days of its due date.

•	We do not pay interest on a debt security of that series for more than 30 days after its due date.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in an applicable prospectus supplement occurs.

Neither a bail-in conversion nor a conversion of subordinated debt securities into common shares in accordance with NVCC Provisions will constitute a default or an event of default under the senior debt securities indenture. An event of default regarding one series of debt securities will not cause an event of default regarding any other series of debt securities.

Under the subordinated debt securities indenture, the term “event of default” in respect of any series of debt securities means any of the following:

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in an applicable prospectus supplement occurs.

Under the NVCC subordinated debt securities indenture, the term “event of default” in respect of any series of debt securities means we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur. Neither the conversion of subordinated debt securities into common shares in accordance with NVCC Provisions, nor a default in the performance in any covenant of the Bank under such indenture, nor a bail-in conversion will constitute an event of default under the NVCC subordinated debt securities indenture or under the subordinated debt securities indenture (if the NVCC Provisions are included in the subordinated debt securities indenture pursuant to any amendment or supplement thereto).

Remedies if an Event of Default Occurs. If an event of default occurs, the trustees will have special duties. In that situation, the trustees will be obligated to use those of their rights and powers under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Holders or beneficial owners of bail-inable debt securities may only exercise, or direct the exercise of, the rights described in this section if the Governor in Council (Canada) has not made an order under Canadian bank resolution powers pursuant to subsection 39.13(1) of the CDIC Act in respect of the Bank. Notwithstanding the exercise of those rights, bail-inable debt securities will continue to be subject to bail-in conversion until repaid in full.

With respect to the senior debt securities indenture and the subordinated debt securities indenture, if an event of default has occurred and has not been cured, the trustees or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) and accrued and unpaid interest on all of the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. The declaration of acceleration of maturity is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the trustees must take the aforementioned action or the holders must direct the trustees to act as described in this section below. Furthermore, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series.

With respect to the NVCC subordinated debt securities indenture, except as otherwise provided in an applicable prospectus supplement, if an event of default has occurred, and a Trigger Event has not occurred, the entire principal amount of and accrued and unpaid interest on all of the subordinated debt securities will become immediately due and payable without any declaration or other act on the part of the trustees or any holders of the subordinated debt securities.

If you are the holder of a subordinated debt security, the principal amount of the subordinated debt security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up.

If any provisions of the Bank Act or any rules, regulations, orders or guidelines passed pursuant thereto or in connection therewith or guidelines issued by the Superintendent in relation thereto limit the payment of such unpaid principal and interest under the debt securities before a specified time, our obligation to make such payment will be subject to such limitation.

You should read carefully the applicable prospectus supplements relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the trustees have the special duties described above, the trustees are not required to take any action under the indenture at the request of any holders unless the holders offer the trustees reasonable protection from expenses and liability, called an indemnity, reasonably satisfactory to the trustees. If such an indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustees. These majority holders may also direct the trustees in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustees and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

•	the holder of the debt security must give the trustees written notice that an event of default has occurred and remains uncured;

•

the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series, treated as one class, must make a written request that the trustees take action because of such event of default;

•	such holder or holders must offer reasonable indemnity to the trustees against the cost and other liabilities of taking that action;

•	the trustees must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and

•	the trustees have not received any direction from a majority in principal amount of all outstanding debt securities that is inconsistent with such written request during such 90-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEES AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION

We will give to the trustees every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Canadian Bank Resolution Powers

General

Under Canadian bank resolution powers, the CDIC may, in circumstances where the Bank has ceased, or is about to cease, to be viable, assume temporary control or ownership of the Bank and may be granted broad powers by one or more Orders, including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank. As part of the Canadian bank resolution powers, certain provisions of, and regulations under, the Bank Act, the CDIC Act and certain other Canadian federal statutes pertaining to banks, which we refer to collectively as the “bail-in regime,” provide for a bank recapitalization regime for banks designated by the Superintendent as D-SIBs, which include the Bank.

The expressed objectives of the bail-in regime include reducing government and taxpayer exposure in the unlikely event of a failure of a D-SIB, reducing the likelihood of such a failure by increasing market discipline by reinforcing that bank shareholders and creditors are responsible for the D-SIBs’ risks and not taxpayers, and preserving financial stability by empowering the CDIC to quickly restore a failed D-SIB to viability and allow it to remain open and operating, even where the D-SIB has experienced severe losses.

Under the CDIC Act, in circumstances where the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and viability cannot be restored or preserved by exercise of the Superintendent’s powers under the Bank Act, the Superintendent, after providing the Bank with a reasonable opportunity to make representations, is required to provide a report to CDIC. Following receipt of the Superintendent’s report, CDIC may request the Minister to recommend that the Governor in Council (Canada) make an Order and, if the Minister is of the opinion that it is in the public interest to do so, the Minister may recommend that the Governor in Council (Canada) make, and on that recommendation, the Governor in Council (Canada) may make, one or more of the following Orders:

•	vesting in CDIC, the shares and subordinated debt of the Bank specified in the Order, which we refer to as a “vesting order”;

•	appointing CDIC as receiver in respect of the Bank, which we refer to as a “receivership order”;

•

if a receivership order has been made, directing the Minister to incorporate a federal institution designated in the Order as a bridge institution wholly-owned by CDIC and specifying the date and time as of which the Bank’s deposit liabilities are assumed, which we refer to as a “bridge bank order”; or

•

if a vesting order or receivership order has been made, directing CDIC to carry out a conversion, by converting or causing the Bank to convert, in whole or in part – by means of a transaction or series of transactions and in one or more steps – the shares and liabilities of the Bank that are subject to the bail-in regime into common shares of the Bank or any of its affiliates, which we refer to as a “conversion order”.

Following a vesting order or a receivership order, CDIC will assume temporary control or ownership of the Bank and will be granted broad powers under that Order, including the power to sell or dispose of all or a part of the assets of the Bank, and the power to carry out or cause the Bank to carry out a transaction or a series of transactions the purpose of which is to restructure the business of the Bank.

Under a bridge bank order, CDIC has the power to transfer the Bank’s insured deposit liabilities and certain assets and other liabilities of the Bank to a bridge institution. Upon the exercise of that power, any assets and liabilities of the Bank that are not transferred to the bridge institution would remain with the Bank, which would then be wound up. In such a scenario, any liabilities of the Bank, including any outstanding debt securities (whether or not such debt securities are bail-inable debt securities), that are not assumed by the bridge institution could receive only partial or no repayment in the ensuing wind-up of the Bank.

Upon the making of a conversion order, prescribed shares and liabilities under the bail-in regime that are subject to that conversion order will, to the extent converted, be converted into common shares of the Bank or any of its affiliates, as determined by CDIC. Subject to certain exceptions discussed below, senior debt securities issued on or after September 23, 2018, with an initial or amended term to maturity (including explicit or embedded options) greater than 400 days, that are unsecured or partially secured and that have been assigned a CUSIP or ISIN or similar identification number are subject to a bail-in conversion. Shares, other than common shares, and subordinated debt securities of the Bank are also subject to a bail-in conversion, unless they are non-viability contingent capital.

Shares and liabilities which would otherwise be bail-inable but were issued before September 23, 2018 are not subject to a bail-in conversion unless, in the case of any such liability, including any debt securities, the terms of that liability are amended to increase the principal amount or to extend the term to maturity on or after September 23, 2018, and that liability, as amended, meets the requirements to be subject to a bail-in conversion. Covered bonds, certain derivatives and certain structured notes (as such term is used under the bail-in regime) are expressly excluded from a bail-in conversion. To the extent that any debt securities constitute structured notes (as such term is used under the bail-in regime) they will not be bail-inable debt securities. As a result, claims of some creditors whose claims would otherwise rank equally with those of the holders holding bail-inable debt securities would be excluded from a bail-in conversion and thus the holders and beneficial owners of bail-inable debt securities will have to absorb losses ahead of these other creditors as a result of the bail-in conversion. The terms and conditions of the bail-in conversion will be determined by CDIC in accordance with and subject to certain requirements discussed below.

Bail-in Conversion

Under the bail-in regime there is no fixed and pre-determined contractual conversion ratio for the conversion of the bail-inable debt securities, or other shares or liabilities of the Bank that are subject to a bail-in conversion, into common shares of the Bank or any of its affiliates nor are there specific requirements regarding whether liabilities subject to a bail-in conversion are converted into common shares of the Bank or any of its affiliates. CDIC determines the timing of the bail-in conversion, the portion of bail-inable shares and liabilities to be converted and the terms and conditions of the conversion, subject to parameters set out in the bail-in regime. Those parameters include that:

•	in carrying out a bail-in conversion, CDIC must take into consideration the requirement under the Bank Act for banks to maintain adequate capital;

•

CDIC must use its best efforts to ensure that shares and liabilities subject to a bail-in conversion are only converted after all subordinate ranking shares and liabilities that are subject to a bail-in conversion and any subordinate non-viability contingent capital instruments have been previously converted or are converted at the same time;

•

CDIC must use its best efforts to ensure that the converted part of the liquidation entitlement of a share subject to a bail-in conversion, or the converted part of the principal amount and accrued and unpaid interest of a liability subject to a bail-in conversion, is converted on a pro rata basis for all shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period;

•

holders of shares and liabilities that are subject to a bail-in conversion must receive a greater number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, than holders of any subordinate shares or liabilities subject to a bail-in conversion that are converted during the same restructuring period or of any subordinate non-viability contingent capital that is converted during the same restructuring period;

•

holders of shares or liabilities subject to a bail-in conversion of equal rank that are converted during the same restructuring period must receive the same number of common shares per dollar of the converted part of the liquidation entitlement of their shares or the converted part of the principal amount and accrued and unpaid interest of their liabilities; and

•

holders of shares or liabilities subject to a bail-in conversion must receive, if any non-viability contingent capital of equal rank to the shares or liabilities is converted during the same restructuring period, a number of common shares per dollar of the converted part of the liquidation entitlement of their shares, or the converted part of the principal amount and accrued and unpaid interest of their liabilities, that is equal to the largest number of common shares received by any holder of the non-viability contingent capital per dollar of that capital.

Compensation Regime

The CDIC Act provides for a compensation process for holders of bail-inable debt securities who immediately prior to the making of an Order, directly or through an intermediary, own bail-inable debt securities that are converted in a bail-in conversion. While this process applies to successors of those holders it does not apply to assignees or transferees of the holder following the making of the Order and does not apply if the amounts owing under the relevant bail-inable debt securities are paid in full.

Under the compensation process, the compensation to which such holders are entitled is the difference, to the extent it is positive, between the estimated liquidation value and the estimated resolution value of the relevant bail-inable debt securities. The liquidation value is the estimated value the holders of bail-inable debt securities would have received if an order under the Winding-up and Restructuring Act (Canada) had been made in respect of the Bank, as if no Order had been made and without taking into consideration any assistance, financial or otherwise, that is or may be provided to the Bank, directly or indirectly, by CDIC, the Bank of Canada, the Government of Canada or a province of Canada, after any order to wind up the Bank has been made.

The resolution value in respect of relevant bail-inable debt securities is the aggregate estimated value of the following: (a) the relevant bail-inable debt securities, if they are not held by CDIC and they are not converted, after the making of an Order, into common shares under a bail-in conversion; (b) common shares that are the result of a bail-in conversion after the making of an Order; (c) any dividend or interest payments made, after the making of the Order, with respect to the relevant bail-inable debt securities to any person other than CDIC; and (d) any other cash, securities or other rights or interests that are received or to be received with respect to the relevant bail-inable debt securities as a direct or indirect result of the making of the Order and any actions taken in furtherance of the Order, including from CDIC, the Bank, the liquidator of the Bank, if the Bank is wound up, the liquidator of a CDIC subsidiary incorporated or acquired by order of the Governor in Council for the purposes of facilitating the acquisition, management or disposal of real property or other assets of the Bank that CDIC may acquire as the result of its operations that is liquidated or the liquidator of a bridge institution if the bridge institution is wound up.

In connection with the compensation process, CDIC is required to estimate the liquidation value and the resolution value in respect of the portion of converted bail-inable debt securities and is required to consider the difference between the estimated day on which the liquidation value would be received and the estimated day on which the resolution value is, or would be, received.

CDIC must, within a reasonable period following a bail-in conversion, make an offer of compensation by notice to the relevant holders that held bail-inable debt securities equal to, or in value estimated to be equal to, the amount of compensation to which such holders are entitled or provide a notice stating that such holders are not entitled to any compensation. In either case, such notice is required to include certain prescribed information, including important information regarding the rights of such holders to seek to object and have the compensation to which they are entitled determined by an assessor (a Canadian Federal Court judge) where holders of liabilities representing at least 10% of the principal amount and accrued and unpaid interest of the liabilities of the same class object to the offer or absence of compensation. The period for objecting is limited (45 days following the day on which a summary of the notice is published in the Canada Gazette) and failure by holders holding a sufficient principal amount plus accrued and unpaid interest of affected bail-inable debt securities to object within the prescribed period will result in the loss of any ability to object to the offered compensation or absence of compensation, as applicable. CDIC will pay the relevant holders the offered compensation within 135 days after the date on which a summary of the notice is published in the Canada Gazette if the offer of compensation is accepted, the holder does not notify CDIC of acceptance or objection to the offer or if the holder objects to the offer but the 10% threshold described above is not met within the aforementioned 45-day period.

Where an assessor is appointed, the assessor could determine a different amount of compensation payable, which could either be higher or lower than the original amount. The assessor is required to provide holders, whose compensation it determines, notice of its determination. The assessor’s determination is final and there are no further opportunities for review or appeal. CDIC will pay the relevant holders the compensation amount determined by the assessor within 90 days of the assessor’s notice.

By its acquisition of an interest in any bail-inable debt security, each holder or beneficial owner of that debt security is deemed to be bound by a bail-in conversion and so will have no further rights in respect of its bail-inable debt securities to the extent that those bail-inable debt securities are converted in a bail-in conversion, other than those provided under the bail-in regime.

A similar compensation process to the one set out above applies, in certain circumstances, where as a result of CDIC’s exercise of bank resolution powers, debt securities are assigned to an entity which is then wound-up.

TLAC Guideline

In connection with the bail-in regime, the TLAC Guideline applies to and establishes standards for D-SIBs, including the Bank. Under the TLAC Guideline, the Bank is required to maintain a minimum capacity to absorb losses composed of unsecured external long- term debt that meets the prescribed criteria or regulatory capital instruments to support recapitalization in the event of a failure. Bail-inable debt securities and regulatory capital instruments that meet the prescribed criteria will constitute TLAC of the Bank.

In order to comply with the TLAC Guideline, our senior debt securities indenture provides for terms and conditions for the bail-inable debt securities necessary to meet the prescribed criteria and qualify at their issuance as TLAC instruments of the Bank under the TLAC Guideline. Those criteria include the following:

•	the Bank cannot directly or indirectly have provided financing to any person for the express purpose of investing in the bail-inable debt securities;

•	the bail-inable debt security is not subject to set-off or netting rights;

•

the bail-inable debt security must not provide rights to accelerate repayment of principal or interest payments outside of bankruptcy, insolvency, wind-up or liquidation, except that events of default relating to the non-payment of scheduled principal and/or interest payments will be permitted where they are subject to a cure period of no less than 30 business days and clearly disclose to investors that:

(i) acceleration is only permitted where an Order has not been made in respect of the Bank; and (ii) notwithstanding any acceleration, the instrument continues to be subject to a bail-in conversion prior to its repayment;

•

the bail-inable debt security may be redeemed or purchased for cancellation only at the initiative of the Bank and, where the redemption or purchase would lead to a breach of the Bank’s minimum TLAC requirements, that redemption or purchase would be subject to the prior approval of the Superintendent;

•	the bail-inable debt security does not have credit-sensitive dividend or coupon features that are reset periodically based in whole or in part on the Bank’s credit standing; and

•

where an amendment or variance of the bail-inable debt security’s terms and conditions would affect its recognition as TLAC, that amendment or variance will only be permitted with the prior approval of the Superintendent.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO

THE DEBT SECURITIES WE MAY OFFER

Form, Exchange and Transfer

Unless we specify otherwise in an applicable prospectus supplement, the debt securities will be issued:

•	only in fully-registered form;

•	without interest coupons; and

•	in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

If a debt security is issued as a registered global debt security, as the case may be, only the depositary—such as DTC, Euroclear and Clearstream, each as defined below under “Legal Ownership and Book-Entry Issuance”—will be entitled to transfer and exchange the debt security, as described in this subsection because the depositary will be the sole registered holder of such debt security and is referred to below as the “holder.” Those who own beneficial interests in a global debt security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders of debt securities issued in fully-registered form may have their debt securities broken into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or register the transfer of debt securities at the office of the applicable trustee. Debt securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated debt securities at that office. The trustees act as our agents for registering debt securities in the names of holders and registering the transfer of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The applicable trustee may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to register the transfer or exchange of debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional agents, they will be named in the applicable prospectus supplements. We may cancel the designation of any particular agent. We may also approve a change in the office through which any agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The Trustees

Computershare Trust Company, National Association and Computershare Trust Company of Canada serve as the trustees for our senior debt securities.

Computershare Trust Company, National Association and Computershare Trust Company of Canada also serve as the trustees for the subordinated debt securities.

The trustees make no representation or warranty, whether express or implied, with respect to the Bank, the debt securities and other matters described in this prospectus. The trustees have not prepared or reviewed any of the information included in this prospectus, except the trustees have consented to the use of their names. Such approval does not constitute a representation or approval by the trustees of the accuracy or sufficiency of any information contained in this prospectus.

Payment and Paying Agents

In accordance with and subject to the specific terms of any debt securities, we will pay interest to the person listed in the trustees’ records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in an applicable prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of Computershare Trust Company, National Association or such other office as may be agreed upon. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustees’ corporate trust offices. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustees will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustees’ records. With respect to who is a registered “holder” for this purpose, see “Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustees or any other paying agent.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered debt securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered debt securities. Then we describe special provisions that apply to global debt securities.

Who is the Legal Owner of a Registered Security?

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global debt securities representing debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustees maintain for this purpose, as the “registered holders” of those debt securities. Subject to limited exceptions, we and the trustees are entitled to treat the registered holder of a debt security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the debt security and to exercise all the rights and power as an owner of the debt security. We refer to those who own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not registered holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners. Unless otherwise noted in an applicable prospectus supplement, we will issue each debt security in book-entry form only. This means debt securities will be represented by one or more global debt securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under each indenture (and the Bank Act in the case of subordinated indebtedness), subject to limited exceptions and applicable law, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global debt security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not registered holders, of the debt securities.

Street Name Owners. We may issue debt securities initially in non-global form or we may terminate an existing global debt security, as described below under “—What is a Global Debt Security?—Holder’s Option to Obtain a Non-Global Debt Security; Special Situations When a Global Debt Security Will Be Terminated.” In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will, subject to limited exceptions and applicable law, recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not registered holders, of those debt securities.

Registered Holders. Subject to limited exceptions, our obligations, as well as the obligations of the trustees under any indenture and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global debt securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the registered holders, and not the indirect owners, of the relevant debt securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the debt securities being offered by this prospectus and the applicable prospectus supplements, whether they are the registered holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Debt Security?

Unless otherwise noted in the applicable prospectus supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global debt security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more. Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, which is known as “Clearstream”; or

•	any other clearing system or financial institution named in the applicable prospectus supplements.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global debt security, investors may hold beneficial interests in that debt security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in the applicable prospectus supplements; if none is named, the depositary will be DTC.

A global debt security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global debt security will have the same terms. We may, however, issue a global debt security that represents multiple debt securities of the same kind, such as debt securities that have different terms and are issued at different times. We call this kind of global debt security a master global debt security. The applicable prospectus supplements will not indicate whether your debt securities are represented by a master global debt security.

A global debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Debt Security; Special Situations When a Global Debt Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted to own only indirect interests in a global debt security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a holder of the debt security, but only an indirect owner of an interest in the global debt security.

If an applicable prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global debt security at all times unless and until the global debt security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Debt Security; Special Situations When a Global Debt Security Will Be Terminated.” If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Debt Securities. As an indirect owner, an investor’s rights relating to a global debt security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global debt security.

If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Who is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global debt security in circumstances in which certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global debt security, and those policies may change from time to time. We and the trustees will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global debt security. We and the trustees also do not supervise the depositary in any way;

•

the depositary may require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global debt securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global debt security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that debt security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We and the trustees do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Debt Security; Special Situations When a Global Debt Security Will Be Terminated. If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global debt securities, any beneficial owner entitled to obtain non-global debt securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global debt security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”

The special situations for termination of a global debt security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global debt security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustees that we wish to terminate that global debt security; or

•	if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global debt security is terminated, only the depositary, and neither we nor the trustees for any debt securities, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the registered holders of those debt securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a

“clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through DTC participants, who will receive a credit for the debt securities on DTC’s records. Transfers of ownership interests in the debt securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the debt securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed us that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global debt security. In addition, if DTC is the depositary for a global debt security, Euroclear and Clearstream may hold interests in the global debt security as participants in DTC.

As long as any global debt security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global debt security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global debt security and there is no depositary in the United States, you will not be able to hold interests in that global debt security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES TAXATION

This section describes the material U.S. federal income tax consequences to a U.S. holder (as defined below) of owning the securities we are offering. It is the opinion of Allen Overy Shearman Sterling US LLP, counsel to the Bank. It applies to you only if you acquire your securities at their original issuance, and you hold your securities as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark–to–market method of accounting for its securities holdings,

•	a bank or other financial institution,

•	an insurance company,

•	a tax-exempt organization,

•	an individual retirement account or other tax-deferred account,

•	real estate investment trusts,

•	a person that actually or constructively owns 10% or more of our stock (by vote or value),

•	a person that holds securities as part of a straddle or a hedging or conversion transaction,

•	a former citizen or long-term resident of the United States subject to U.S. federal income tax as an expatriate, or

•	a person whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated under the Code, published rulings and court decisions, as well as the income tax treaty between the United States and Canada (the “Treaty”), all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the securities.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s circumstances, nor does it address the effects of any state, local or non-U.S. tax laws or any U.S. federal estate, gift, generation-skipping transfer or alternative minimum tax considerations.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a U.S. holder if you are a beneficial owner of a security and you are:

•	a citizen or individual resident of the United States,

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Tax consequences to U.S. holders of our shares

This subsection discusses the U.S. federal income tax consequences relevant to the purchase, ownership and disposition of our shares. Additional U.S. federal income tax consequences relevant to certain preferred shares are not described in this prospectus and will be discussed in an applicable prospectus supplement.

Taxation of Dividends

The gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. If you are a noncorporate U.S. holder, dividends paid to you that constitute “qualified dividend income” will be taxable to you at preferential rates applicable to long-term capital gains provided that (i) the Bank is a “qualified foreign corporation” and (ii) you hold the shares for more than 60 days during the 121 day period beginning 60 days before the ex–dividend date (or, in the case of preferred stock, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the shares for more than 90 days during the 181 day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. The Bank generally will be a “qualified foreign corporation” if (1) it is either (a) eligible for the benefits of the Treaty, or (b) if the stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States (as determined for U.S. federal income tax purposes), and (2) it is not a PFIC (as defined below) in the taxable year of the distribution or the immediately preceding taxable year. The Bank expects to be eligible for the benefits of the Treaty. In addition, as discussed below under “—PFIC Rules,” the Bank does not believe it should be treated as a PFIC for the current year or any future years.

The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the Canadian payments made, determined at the spot Canadian dollar/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such currency gain or loss generally will be income or loss from sources within the United States for U.S. foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated as non–taxable returns of capital to the extent of your tax basis in the shares and thereafter as capital gain. We do not expect to maintain calculations of earnings and profits for U.S. federal income tax purposes. Therefore, a U.S. holder should expect that such distribution will generally be treated as a dividend.

For U.S. foreign tax credit limitation purposes, dividends will be treated as income from sources outside the United States and will, depending on your circumstances, be treated as either “passive” or “general” income for U.S. foreign tax credit limitation purposes. The rules relating to the determination of the U.S. foreign tax credit, or deduction in lieu of the U.S. foreign tax credit, are complex and you should consult your tax advisors with respect to these rules.

Sale or Exchange of Shares

If you are a U.S. holder and you sell or otherwise dispose of your shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your shares. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for U.S. foreign tax credit limitation purposes.

PFIC Rules

We believe that our shares should not be treated as stock of a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes and we do not anticipate becoming a PFIC in the future, but this conclusion is a factual determination that is made annually and thus may be subject to change. However, if we subsequently determine that we are a PFIC our PFIC status will be discussed in an applicable prospectus supplement.

In general, if you are a U.S. holder, we will be a PFIC with respect to you if for any taxable year in which you held our shares:

•	at least 75% of our gross income for the taxable year is passive income, or

•	at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from the sale or exchange of assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests described above as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. In addition, for purposes of the PFIC tests described above, income derived in the active conduct of our banking business should not be treated as passive income.

Tax consequences to U.S. holders of our debt securities

This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued and whose terms are described in this prospectus. This subsection does not deal with debt securities that, upon the occurrence of an applicable “trigger event,” will automatically be converted into common shares. The U.S. federal income tax consequences of owning such debt securities and debt securities whose terms are not described in this prospectus will be discussed in an applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, we intend to treat the debt securities as indebtedness for U.S. federal income tax purposes, and the balance of this summary assumes the debt securities are treated as indebtedness for U.S. federal income tax purposes. However, the treatment of a debt security as indebtedness for U.S. federal income tax purposes depends on a number of factors, and if the debt securities are not properly treated as indebtedness for U.S. federal income tax purposes, the U.S. federal income tax treatment of investors in debt securities may be different than that described below.

Bail-inable Debt Securities

There is no authority that specifically addresses the U.S. federal income tax treatment of an instrument such as the bail-inable debt security. While the bail-inable debt securities more likely than not should be treated as debt for U.S. federal income tax purposes, the Internal Revenue Service (“IRS”) could assert an alternative tax treatment of the bail-inable debt securities for U.S. federal income tax purposes, for example, that the bail-inable debt securities should be considered as equity for U.S. federal income tax purposes. There can be no assurance that any alternative tax treatment, if successfully asserted by the IRS, would not have adverse U.S. federal income tax consequences to a U.S. holder of the bail-inable debt securities. However, treatment of the bail-inable debt securities as equity for U.S. federal income tax purposes may not result in inclusions of income with respect to the bail-inable debt securities that are materially different than the U.S. federal income tax consequences if the bail-inable debt securities are treated as debt for U.S. federal income tax purposes.

Assuming the bail-inable debt securities are characterized as debt for U.S. federal income tax purposes, the U.S. federal income tax consequences to a U.S. holder of the bail-inable debt securities would be as described below in this section “—Tax consequences to U.S. holders of our debt securities”. However, if the bail-inable debt securities were characterized as equity for U.S. federal income tax purposes, the U.S. federal income tax consequences to a U.S. holder of the bail-inable debt securities would be as described above in “—Tax consequences to U.S. holders of our shares”. However, it is unclear whether interest payments on the bail-inable debt securities that are treated as dividends for U.S. federal income tax purposes would be treated as “qualified dividend income” for U.S. federal income tax purposes as described above in “—Tax consequences to U.S. holders of our shares—Taxation of Dividends”.

U.S. holders are urged to consult their tax advisors regarding the characterization of the bail-inable debt securities as debt or equity for U.S. federal income tax purposes.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for U.S. federal income tax purposes.

Interest that we pay on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “—Original Issue Discount”) is treated as income from sources outside the United States subject to the rules regarding the U.S. foreign tax credit allowable to a U.S. holder. Under the U.S. foreign tax credit rules, interest and original issue discount and additional amounts will, depending on your circumstances, be treated as either “passive” or “general” income for purposes of computing the U.S. foreign tax credit.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for U.S. federal income tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for U.S. federal income tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the IRS.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short–term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount (“OID”) if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis OID if the amount of the excess is less than the de minimis amount. If your debt security has de minimis OID, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant–yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted tax basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in an applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security, and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant–yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant–yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Debt Securities Purchased with Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant–yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•	your debt security satisfies certain other conditions.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35, or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable at least annually, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short–term debt securities on either a straight–line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short–term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant–yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short–term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. holder, as described under “—Tax consequences to U.S. holders of our debt securities—Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Debt Securities Purchased with Market Discount

You will be treated as if you purchased your debt security, other than a short–term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	In the case of an initial purchaser, you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General,” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of a discount debt security for these purposes, you generally add any OID that has accrued on the debt security prior to your acquisition of the debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant–yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S.

dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short–Term Debt Securities” or “—Debt Securities Purchased with Market Discount,”

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as U.S. source ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Debt Securities, Exchangeable Debt Securities, Contingent Payment Debt Securities, Convertible Debt Securities

An applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any index, a financial or economic measure or pursuant to a formula, debt securities that are exchangeable at our option or the option of the U.S. holder into debt securities of an issuer other than the Bank or into other property, debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities and debt securities that, upon the occurrence of an applicable “trigger event,” will automatically be converted into common shares.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these Treasury regulations, if the debt securities are denominated in a foreign currency, a U.S. holder that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the Treasury regulations. For individuals and trusts, this loss threshold is US$50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Other Considerations

Information with Respect to Foreign Financial Assets

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 on the last day of the taxable year (or an aggregate value in excess of US$75,000 at any time during the taxable year) will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stock or securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. The securities may be subject to these rules. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the securities.

Medicare Tax

U.S. holders that are individuals or estates and certain trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain with respect to debt securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds US$200,000 for an unmarried individual, US$250,000 for a married taxpayer filing a joint return (or a surviving spouse), US$125,000 for a married individual filing a separate return, or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their advisors with respect to the 3.8% Medicare tax.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements on IRS Form 1099 generally will apply to:

•

dividend payments or payments of principal and interest on a security or other taxable distributions made to you within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a security effected at a U.S. office of a broker

Additionally, backup withholding will apply to such payments if you are a noncorporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a security that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a security effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. federal income tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Foreign Account Tax Compliance Act Withholding

Sections 1471 through 1474 of the Code (which are commonly referred to as “FATCA”) generally impose a 30% withholding tax on certain payments, including “passthru” payments to certain persons if the payments are attributable to assets that give rise to U.S.-source income or gain. Pursuant to Treasury regulations, this withholding tax would not be imposed on payments made pursuant to obligations that are executed on or before the date that is six months after the date on which final Treasury regulations defining “foreign passthru payments” (a term not yet defined) are published and are not materially modified thereafter. FATCA withholding generally is not expected to be required on the securities, and pursuant to proposed regulations, any FATCA withholding on “foreign passthru payments” would begin no earlier than the date that is two years after the date on which final Treasury regulations defining “foreign passthru payments” are published. FATCA is complex and significant aspects of the application of FATCA are not currently clear. You should consult your own tax advisors about the application of FATCA, in particular if you may be classified as a financial institution under the FATCA rules.

CANADIAN TAXATION

In the opinion of Osler, Hoskin & Harcourt LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires, as beneficial owner, securities pursuant to this prospectus, or shares of the Bank or an affiliate of the Bank on a bail-in conversion (“Bail-in Shares”), and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) (the “Tax Act”), (i) is not, and is not deemed to be, resident in Canada; (ii) deals at arm’s-length with us, any issuer of Bail-in Shares, and with any transferee resident or deemed to be resident in Canada to whom the purchaser disposes of debt securities; (iii) is not affiliated with us; (iv) does not receive any payment of interest on the debt securities in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s-length; (v) is entitled to receive all payments on securities as beneficial owner; (vi) does not use or hold the securities in a business carried on in Canada; (vii) where the relevant securities are debt securities, is not a “specified shareholder” of the Bank and is not a person who does not deal at arm’s-length with a specified shareholder of the Bank for purposes of subsection 18(5) of the Tax Act; and (viii) where the relevant securities are debt securities, is not an entity in respect of which the Bank is a “specified entity” (as defined in subsection 18.4(1) of the Tax Act) and is not a specified entity in respect of any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of debt securities (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Tax Act and the regulations thereunder and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not exhaustive of all Canadian federal income tax considerations. It is not intended to be legal or tax advice to any particular purchaser, or in respect of any particular issuance of securities, the terms and conditions of which will be material to the Canadian federal income tax considerations with respect thereto. The Canadian federal income tax considerations may be supplemented, amended and/or replaced in a supplement to this prospectus, based on the terms and conditions of the securities issued pursuant to such supplement. Accordingly, prospective purchasers of securities should consult their own tax advisors having regard to their own particular circumstances, and in any event where securities are otherwise issued without disclosure of Canadian federal income tax considerations.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the securities not denominated in Canadian dollars must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Holder may be affected by fluctuations in the relevant exchange rate.

Shares

Dividends on the Shares

Dividends paid or credited on the shares or deemed to be paid or credited on the shares to a Holder will be subject to Canadian non-resident withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Holder is entitled under any applicable income tax convention between Canada and the country in which the Holder is resident. For example, under the Canada-U.S. Income Tax Convention (1980) (the “Convention”), where dividends on the shares are considered to be paid to or derived by a Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits in accordance with, the provisions of the Convention, the applicable rate of Canadian non-resident withholding tax is generally reduced to 15%.

Disposition of the Shares

A Holder will not be subject to tax under the Tax Act on any gain realized on a disposition or deemed disposition of shares, unless the shares are “taxable Canadian property” to the Holder for purposes of the Tax Act and the Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Holder is resident.

Generally, the shares will not constitute taxable Canadian property to a Holder at a particular time provided that the shares are listed at that time on a designated stock exchange (which includes the Toronto Stock Exchange), unless at any particular time during the 60–month period that ends at that time (i) the Holder, persons with whom the Holder does not deal with at arm’s-length, or the Holder together with all such persons, has owned 25% or more of the issued shares of any class or series of our capital stock and (ii) more than 50% of the fair market value of the shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act), and (d) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, shares could be deemed to be taxable Canadian property. Holders whose shares may constitute taxable Canadian property should consult their own tax advisors.

Debt Securities

Interest paid or credited or deemed for purposes of the Tax Act to be paid or credited on a debt security (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the debt security in certain cases involving the assignment, deemed assignment or other transfer of a debt security to the Bank or any other resident or deemed resident of Canada) to a Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation (“Participating Debt Interest”). A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to any amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money where no amount payable in respect of such obligation, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the definition of Participating Debt Interest. If any interest paid or credited or deemed to be paid or credited on a debt security is to be Participating Debt Interest, the Canadian non-resident withholding tax implications of the issuance of such debt securities will be described particularly in the relevant prospectus supplement or pricing supplement for such debt securities. No Canadian non-resident withholding tax will apply to the proceeds received by a Holder on the disposition of a debt security, including on a redemption, payment on maturity, repurchase or purchase for cancellation.

No other Canadian federal taxes on income or gains will be payable by a Holder on interest or principal, or on proceeds received by a Holder on the disposition of a debt security, including on a redemption, payment on maturity, repurchase or purchase for cancellation.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER EMPLOYEE BENEFIT PLANS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan or account subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans) or any entity deemed to hold “plan assets” of the foregoing (collectively, “Benefit Plans”) should consider the fiduciary standards of ERISA and the prohibited transaction provisions of ERISA or the Code, as applicable, in the context of the Benefit Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary of a Benefit Plan subject to ERISA should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Benefit Plan. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the securities shall also mean the acquisition, holding or disposition of a beneficial interest in such securities.

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Benefit Plan. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of Title I of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“similar laws”).

Because of the nature of the Bank’s business, the Bank and its current and future affiliates may be parties in interest with respect to many Benefit Plans. The acquisition and holding of the securities by a Benefit Plan with respect to which any transaction party, including the Bank, or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (the “service provider exemption”) provides an exemption for certain transactions between a Benefit Plan and persons who are parties in interest solely by reason of providing services to the Benefit Plan or being affiliated with such service providers, provided that such party in interest does not have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Benefit Plan involved in the transaction, and provided further that the Benefit Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction. Moreover, the United States Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief from prohibited transactions that may arise from the purchase or holding of the securities. Included among these exemptions are:

•	PTCE 84–14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90–1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91–38, an exemption for transactions involving bank collective investment funds;

•	PTCE 95–60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96–23, an exemption for plan asset transactions managed by in-house asset managers.

However, the applicability of each exemption depends on satisfaction of certain conditions, which may include the identity of the plan fiduciary making the decision to acquire or hold the securities on behalf of a Benefit Plan, and there can be no assurance that any of these exemptions or any other exemption will be available with respect to any particular transaction involving the securities.

The securities may not be purchased or held by any Benefit Plan or anyone acting on behalf of a Benefit Plan, unless in each case such purchaser or holder, as applicable, is eligible for the exemptive relief under one or more of the PTCEs listed above, the service provider exemption or another applicable exemption. Each purchaser, holder and subsequent transferee of the securities or any interest in the securities will be deemed to have represented and warranted, on each day from the date of its acquisition of the securities through and including the date of its disposition of the securities, by its acquisition and holding of the securities that either (i) it is not a Benefit Plan nor is it acquiring or holding such securities, or interest therein, with the assets of a Benefit Plan or (ii) its acquisition, holding and disposition of the securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, because the conditions for relief under an applicable prohibited transaction exemption are satisfied. In addition, each purchaser, holder and subsequent transferee of the securities or any interest in the securities will be deemed to have represented, on each day from the date of its acquisition of the securities through and including the date of its disposition of the securities, by its acquisition and holding of the securities that either (i) it is not a non-ERISA arrangement nor is it acquiring or holding such securities, or interest therein, with the assets of a non-ERISA arrangement or (ii) its acquisition, holding and disposition will not violate the provisions of any similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non–exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with assets of any Benefit Plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief and the potential consequences of purchasing or holding the securities under ERISA, the Code, or any similar laws, as applicable.

Each purchaser and holder of the securities will have exclusive responsibility for ensuring that its acquisition and holding of the securities does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or the provisions of any applicable similar law. Nothing in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a Benefit Plan or non-ERISA arrangement, or at such purchasers generally, or to be relied upon by any such purchaser in connection with its decision to invest in the securities. The sale of any securities to any Benefit Plan or non-ERISA arrangement is in no respect a representation by the Bank or any of its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by, or is appropriate for, Benefit Plans or non-ERISA arrangements generally or any particular Benefit Plan or non-ERISA arrangement.

If you are a Benefit Plan or non-ERISA arrangement, and propose to invest in the securities, you should consult your legal counsel.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell any of the securities at any time after effectiveness of the registration statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The applicable prospectus supplements will include:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or commissions or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the applicable prospectus supplements for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the applicable prospectus supplements for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Underwriters, dealers and agents and their affiliates or associates, may engage in transactions with us or perform services for us in the ordinary course of business and receive compensation from us.

Each series of offered debt securities and preferred shares will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Our common shares are currently listed on the NYSE and the TSX under the trading symbol “BNS”. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle no later than one business day after the trade date, unless the parties to any such trade expressly agree otherwise. The prospectus supplement may provide that the original issue date for a series of securities may be more than one scheduled business day after the trade date for the securities. Accordingly, in such a case, parties who wish to trade the securities on any date prior to the first business day before the original issue date for the securities, will be required, by virtue of the fact that the securities initially are expected to settle more than one scheduled business day after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions Outside the United States

Except as described in an applicable prospectus supplement, the Bank has taken no action that would permit a public offering of the securities or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required. Accordingly, each underwriter and agent will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Bank shall have no responsibility in relation to this.

With regard to each security, the relevant purchaser will be required to comply with those restrictions that the Bank and the relevant purchaser shall agree and as shall be set out in an applicable prospectus supplement.

Conflicts of Interest

Our affiliates, Scotia Capital Inc. (for distributions in Canada) and Scotia Capital (USA) Inc. (for distributions in the United States), may participate in the distribution of the securities as an underwriter, dealer or agent. Scotia Capital (USA) Inc., a wholly owned subsidiary of Scotia Capital Inc., is a securities broker-dealer registered with the SEC under the Exchange Act and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Scotia Capital Inc. is a Canadian investment dealer (not registered in the United States). Any offering of securities in which Scotia Capital (USA) Inc. participates will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Scotia Capital (USA) Inc. will not participate in the distribution of an offering of securities that do not have a bona fide public market within the meaning of Rule 5121 or are not investment grade rated within the meaning of Rule 5121 or securities issued pursuant to this prospectus in the same series that have equal rights and obligations as investment grade rated securities unless either (1) each FINRA member firm primarily responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither Scotia Capital (USA) Inc. nor any other FINRA member participating in an offering of these securities issued pursuant to this prospectus that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

In compliance with the guidelines of FINRA, the maximum commission or discount to be received by the participating FINRA members may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Market-Making Resale by Affiliates

This prospectus may be used by Scotia Capital Inc. (for market-making in Canada), Scotia Capital (USA) Inc. (for market-making in the United States) or one or more of our affiliates in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may resell a security it acquires from other holders, after the original offering and sale of such security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates, as applicable, acts as principal, or as agent for both counterparties in a transaction in which Scotia Capital Inc., Scotia Capital (USA) Inc. or such affiliate, as applicable, does not act as principal. Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued. We do not expect to receive any proceeds from market-making transactions. We do not expect that Scotia Capital Inc., Scotia Capital (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlements dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

The Bank is incorporated under the laws of Canada pursuant to the Bank Act. Substantially all of our directors and executive officers, including many of the persons who signed the registration statement on Form F-3, of which this prospectus forms a part, and some or all of the experts named in this document, reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to affect service of process within the United States upon such persons, or to realize upon judgments rendered against the Bank or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, Osler, Hoskin & Harcourt LLP, that a judgment of a United States court predicated solely upon civil liability under such laws and that would not be contrary to public policy would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

LEGAL MATTERS

The validity of the debt securities will be passed upon by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law, and by Allen Overy Shearman Sterling US LLP, Toronto, Ontario, as to matters of New York law. The validity of certain of the senior debt securities will be passed upon by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, special products counsel to the Bank, as to matters of New York law. Certain Canadian federal income tax matters will be passed upon for us by Osler, Hoskin & Harcourt LLP, Toronto, Ontario. Certain U.S. federal income tax matters will be passed upon for us by Allen Overy Shearman Sterling US LLP, Toronto, Ontario. Certain U.S. federal income tax matters regarding certain of the senior debt securities will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

KPMG LLP, Chartered Professional Accountants, Licensed Public Accountants, Toronto, Ontario, is the external auditor who prepared the Report of Independent Registered Public Accounting Firm with respect to the consolidated statements of financial position of the Bank as at October 31, 2025 and 2024, the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the years then ended and the related notes, and who prepared the Report of Independent Registered Public Accounting Firm on the Bank’s internal control over financial reporting as of October 31, 2025. These financial statements and management’s assessment of the effectiveness of the internal control over financial reporting as of October 31, 2025 have been so incorporated by reference herein in reliance on their reports given on their authority as experts in auditing and accounting. KPMG LLP is independent with respect to the Bank within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation. Further, KPMG LLP is an independent accountant with respect to the Bank under all relevant U.S. professional and regulatory standards.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities registered under the registration statement of which this prospectus forms a part. Additional information about the estimated or actual expenses in connection with a particular offering of securities under the shelf will be provided in the applicable prospectus supplements.

Registration statement filing fee	US$	9,192,800
Trustees’ fees and expenses	US$	15,000
Legal fees and expenses	US$	600,000
Accounting fees and expenses	US$	54,000
Printing costs	US$	16,000
Miscellaneous	US$	45,000

Total	US$	9,922,800

US$75,000,000,000

The Bank of Nova Scotia

Senior Medium-Term Notes, Series I

October 1, 2026